UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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THE ALLSTATE CORPORATION
 2775 Sanders Road
Northbrook, Illinois 60062-6127

April 2, 2007

Notice of 2007 Annual Meeting and Proxy Statement

Dear Stockholder:

        You are invited to attend Allstate's 2007 annual meeting of stockholders to be held on Tuesday, May 15, 2007 at 11 a.m. local time, in the Chase Auditorium of Chase Tower, Chicago, Illinois.

        We encourage you to review the notice of annual meeting, proxy statement, financial statements and management's discussion and analysis provided in this booklet to learn more about your corporation.

        As always, your vote is important. You are encouraged to vote as soon as possible, either by telephone, Internet or mail. Please use one of these methods to vote before the meeting even if you plan to attend the meeting.

Sincerely,

Edward M. Liddy Chairman

THE ALLSTATE CORPORATION
 2775 Sanders Road
Northbrook, Illinois 60062-6127

April 2, 2007

Notice of 2007 Annual Meeting of Stockholders

        The annual meeting of stockholders of The Allstate Corporation ("Allstate," or "Corporation") will be held in the Chase Auditorium located on the Plaza Level of Chase Tower, 10 South Dearborn, Chicago, Illinois on Tuesday, May 15, 2007, at 11 a.m. for the following purposes:

  1.
  To elect to the Board of Directors thirteen directors to serve until the 2008 annual meeting;

  2.
  To ratify the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2007; and

  3.
  To approve the proposed amendments to the Corporation's Restated Certificate of Incorporation to eliminate the supermajority vote requirements.

        In addition, any other business properly presented may be acted upon at the meeting.

        Registration and seating will begin at 9:45 a.m. Each stockholder may be asked to present picture identification and proof of stock ownership. Stockholders holding Allstate stock through a bank, brokerage or other nominee account will need to bring their account statement showing ownership as of the record date, March 16, 2007. Cameras, recording devices or other electronic devices will not be allowed in the meeting.

        Allstate began mailing its proxy statement and annual report, and proxy card/voting instruction form to stockholders and to participants in its profit sharing fund on April 2, 2007.

By Order of the Board,

Mary J. McGinn Secretary

Proxy and Voting Information

Who is asking for your vote and why

        The annual meeting will be held only if there is a quorum, which means that a majority of the outstanding common stock entitled to vote is represented at the meeting by proxy or in person. If you vote before the meeting or if you attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. To ensure that there will be a quorum, the Allstate Board of Directors is requesting that you vote before the meeting and allow your Allstate stock to be represented at the annual meeting by the proxies named on the enclosed proxy card/voting instruction form. Voting before the meeting will not prevent you from voting in person at the meeting. If you vote in person at the meeting, your previous vote will be automatically revoked.

Who can vote

        You are entitled to vote if you were a stockholder of record at the close of business on March 16, 2007. On March 16, 2007, there were 612,587,379 Allstate common shares outstanding and entitled to vote at the annual meeting.

How to vote

        If you hold your shares in your own name as a record holder, you may instruct the proxies how to vote your shares in any of the following ways:

•
By using the toll-free telephone number printed on the proxy card/voting instruction form

•
By using the Internet voting site and instructions listed on the proxy card/voting instruction form

•
By signing and dating the proxy card/voting instruction form and mailing it in the enclosed postage-paid envelope, or by returning it to The Allstate Corporation, c/o ADP, 51 Mercedes Way, Edgewood, N.Y. 11717

        You may vote by telephone or Internet 24 hours a day, seven days a week. Such votes are valid under Delaware law.

        If you hold your shares through a bank, broker, or other record holder, you may vote your shares by following the instructions they have provided.

Providing voting instructions and discretionary voting authority of proxies

        In the election of directors, with respect to all or one or more of the director nominees, you may instruct the proxies to vote "FOR" or to "WITHHOLD" your vote, or you may instruct the proxies to "ABSTAIN" from voting. With respect to each of the other items, you may instruct the proxies to vote "FOR" or "AGAINST," or you may instruct the proxies to "ABSTAIN" from voting.

        The Board recommends you vote on the matters set forth in this proxy statement as follows:

•
FOR all of the nominees for director listed in this proxy statement

•
FOR the ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2007

•
FOR the approval of the amendments to the Restated Certificate of Incorporation to eliminate the supermajority vote requirements

        If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their best judgment. Other than the matters referred to in this proxy statement, Allstate knows of no other matters to be brought before the meeting.

        If you return a signed proxy card/voting instruction form to allow your shares to be represented at the annual meeting, but do not indicate how your shares should be voted on one or more matters, then the proxies will vote your shares as the Board of Directors recommends for those matters.

How votes are counted to elect directors and approve items

        Each share of our common stock outstanding on the record date will be entitled to one vote on each of the thirteen director nominees and one vote on each other matter.

        Item 1. Election of Directors.      To be elected by stockholders, each director must receive the affirmative vote of the majority of the votes cast. A majority of votes cast means the number of shares voted "FOR" a director exceeds 50% of the votes cast with respect to that director. Each nominee for director receiving more "FOR" votes than "WITHHOLD" will be elected. Votes cast include votes to withhold proxy authority. Abstentions and broker non-votes will not be counted as votes cast for purposes of director elections and will have no impact on the outcome of the vote.

        Item 2. Ratification of Appointment of Independent Registered Public Accountant.      To ratify the appointment of Allstate's independent registered public accountant, the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the item. Abstentions will be counted as shares present at the meeting and will have the effect of a vote against the matter. Broker non-votes will not be counted as shares entitled to vote on the matter and will have no impact on the outcome of the vote.

        Item 3. Approval of the Amendments to the Restated Certificate of Incorporation.      To approve the amendment to Article Sixth, the affirmative vote of a majority of the outstanding shares is required. To approve the amendment to Article Seventh, the affirmative vote of 66 2/3% of the outstanding shares is required. Abstentions and broker non-votes will be counted as shares outstanding and will have the effect of a vote against the matter.

        Broker non-votes are shares that are held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients.

How to change your vote

        Before your shares have been voted at the annual meeting by the proxies, you may change or revoke your vote in the following ways:

•
Voting again by telephone, by Internet or in writing

•
Attending the meeting and voting your shares in person

        Unless you attend the meeting and vote your shares in person, you should use the same method as when you first voted — telephone, Internet or writing. That way, the inspector of election will be able to identify your latest vote.

Confidentiality

        All proxies, ballots and tabulations that identify the vote of a particular stockholder are kept confidential, except as necessary to allow the inspector of election to certify the voting results or to meet certain legal requirements. A representative of IVS Associates, Inc. will act as the inspector of election and will count the votes. The representative is independent of Allstate and its directors, officers and employees.

        Comments written on proxy cards, voting instruction forms or ballots may be provided to the Secretary of Allstate with the name and address of the stockholder. The comments will be provided without reference to the vote of the stockholder, unless the vote is mentioned in the comment or unless disclosure of the vote is necessary to understand the comment. At Allstate's request, the transfer agent or the solicitation agent may provide Allstate with periodic status reports on the aggregate vote. These status reports may include a list of stockholders who have not voted and breakdowns of vote totals by different types of stockholders, as long as Allstate is not able to determine how a particular stockholder voted.

Profit Sharing Fund Participants

        If you hold Allstate common shares through The Savings and Profit Sharing Fund of Allstate Employees (the profit sharing fund), your proxy card/voting instruction form for those shares will instruct the profit sharing fund trustee how to vote those shares. If you are an employee who received your annual meeting materials electronically, and you hold Allstate common shares both through the profit sharing fund and also directly as a registered stockholder, the voting instructions you provide electronically on the proxy card/voting instruction form will be applied to both your profit sharing fund shares and your registered shares. If you return a signed proxy card/voting instruction form or vote by telephone or the Internet on a timely basis, the trustee shall vote as instructed for all Allstate common shares allocated to your profit sharing fund account unless to do so would be inconsistent with the trustee's duties.

        If your voting instructions are not received on a timely basis for the shares allocated to your profit sharing fund account, those shares will be considered "unvoted." If you return a signed proxy card/voting instruction form but do not indicate how your shares should be voted on a matter, the shares represented by your signed proxy card/voting instruction form will be voted as the Board of Directors recommends. The trustee will vote all unvoted shares and all unallocated shares held by the profit sharing fund as follows:

•
If the trustee receives instructions (through voting instruction forms or through telephonic or Internet instruction) on a timely basis for at least 50% of the votable allocated shares in the profit sharing fund, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the trustee's duties.

•
If the trustee receives instructions for less than 50% of the votable shares, the trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

        Profit sharing fund votes receive the same level of confidentiality as all other votes. You may not vote the shares allocated to your profit sharing fund account by attending the meeting and voting in person. You must instruct The Northern Trust Company, as trustee for the profit sharing fund, on how you want your profit sharing fund shares voted.

If You Receive More Than One Proxy Card/Voting Instruction Form

        If you receive more than one proxy card/voting instruction form, your shares are probably registered in more than one account or you may hold shares both as a registered stockholder and through The Savings and Profit Sharing Fund of Allstate Employees. You should vote each proxy card/voting instruction form you receive.

Proxy Statement and Annual Report Delivery

        Allstate has adopted the "householding" procedure approved by the Securities and Exchange Commission that allows us to deliver one proxy statement and annual report to a household of stockholders instead of delivering a set of documents to each stockholder in the household. This procedure is more cost effective because it reduces the number of materials to be printed and mailed. It also reduces our impact on the environment. Stockholders who share the same last name and address, or where shares are held through the same nominee or record holder (for example, when you have multiple accounts at the same brokerage firm), will receive one proxy statement and annual report per address unless we receive, or have previously received, contrary instructions. Stockholders will continue to receive separate proxy cards/voting instruction forms to vote their shares.

        If you would like to receive a separate copy of the proxy statement and annual report for this year, please write or call us at the following address or phone number: Investor Relations, The Allstate Corporation, 2775 Sanders Road, Suite F3 SE, Northbrook, IL 60062-6127, (800) 416-8803. Upon receipt of your request, we will promptly deliver the requested materials to you.

        If you and other Allstate stockholders of record with whom you share an address currently receive multiple sets of the proxy statement and annual report, and you would like to receive only a single copy of each in the future, please contact our distribution agent, ADP by calling (800) 542-1061 or by writing to ADP Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you hold your shares in street name (that is, through a bank, brokerage account or other record holder), please contact your bank, broker or other record holder to request information about householding.

        You may also revoke your consent to householding by contacting ADP at the phone number and address listed above. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Corporate Governance Practices

        Allstate has a history of strong corporate governance practices which are firmly grounded in the belief that corporate governance best practices are critical to our goal of driving sustained stockholder value.

Code of Ethics

        Allstate is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These absolute values of the Corporation are embodied in its Code of Ethics and require that every customer, employee and member of the public be treated accordingly. Allstate's Code of Ethics applies to all employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller, other senior financial and executive officers as well as the Board of Directors. The Code is available on the Corporate Governance portion of the Corporation's website, allstate.com, and is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127.

Determinations of Independence of Nominees for Election

        The Board of Directors has determined that each nominee for election, with the exception of Mr. Wilson in his capacity as President and Chief Executive Officer and Mr. Liddy in his capacity as Chairman, is independent according to applicable law, the listing standards of the New York Stock Exchange and the Director Independence Standards adopted by the Board of Directors which are posted on the Corporate Governance portion of the Corporation's website, allstate.com. The Board determined that the following categories of relationships with the Corporation are among those that do not interfere with the director's exercise of independent judgment and do not, to the extent consistent with applicable law or regulation and Section 3 of Allstate's Corporate Governance Guidelines, disqualify a director or nominee from being considered independent. In making the independence determinations, the Board considered transactions, relationships, or arrangements described in category 1 with respect to each independent director except Mr. Ackerman; categories 2, 3 and 6 with respect to Mr. Ackerman; and categories 4 and 5 with respect to relationships between the Corporation and charitable organizations in which each of Messrs. Ackerman, Beyer, Farrell, Greenberg, LeMay, Reyes and Riley are involved. In determining that Mr. Brennan, who retired from the Board in May 2006, was independent, the Board considered transactions, relationships, or arrangements described in categories 1, 4 and 5.

  Categorical Standards of Independence

  1.
  An Allstate director's relationship arising from (i) only such director's position as a director of another corporation or organization; (ii) only such director's direct or indirect ownership of a 5% or less equity interest in another corporation or organization (other than a partnership); (iii) both such position and such ownership; or (iv) such director's position only as a limited partner in a partnership in which he or she has an interest of 5% or less;

  2.
  An Allstate director's relationship arising from an interest of the director, or any entity in which the director is an employee, director, partner, stockholder or officer, in or under any standard-form insurance policy or other financial product offered by the Allstate Group in the ordinary course of business;

  3.
  An Allstate director's relationship with another company that participates in a transaction with the Allstate Group (i) where the rates or charges involved are determined by competitive bid or (ii) where the transaction involves the rendering of services as a common or contract carrier (including any airline) or public utility at rates or charges fixed in conformity with law or governmental authority;

  4.
  An Allstate director's relationship with another company that has made payments to, or received payments from, the Allstate Group for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million or 2% of such other company's consolidated gross revenues for such year;

  5.
  An Allstate director's relationship with a charitable entity to which the aggregate amount of discretionary charitable contributions (other than employee matching contributions) made by the Allstate Group and The Allstate Foundation in any of the last three fiscal years of the charitable entity were less than the greater of $1 million or 2% of such entity's consolidated gross revenues for such year; and

  6.
  An Allstate director's relationship with another company (i) in which the Allstate Group makes investments or (ii) which invests in securities issued by the Allstate Group or securities backed by any product issued by the Allstate Group, all in the ordinary course of such entity's investment business and on terms and under circumstances similar to those available to or from entities unaffiliated with such director.

Majority Votes in Director Elections

        In February 2007, the Board amended the Corporation's bylaws to incorporate a majority vote standard in the election of directors.

Board Structure, Meetings and Board Committees

        The current Board has 13 directors and three committees. The following table identifies each committee, its members and the number of meetings held during 2006. Each committee operates under a written charter that has been approved by the Board. Each charter is available on the Corporate Governance portion of the Corporation's website, allstate.com. Each charter is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127. The charters are included in Appendix A to this proxy statement. All of the members of each committee have been determined to be independent by the Board within the meaning of applicable laws, the listing standards of the New York Stock Exchange and the Director Independence Standards as in effect at the time of determination. A summary of each committee's functions and responsibilities follows the table.

        The Board held twelve meetings during 2006. Each incumbent director attended at least 75% of the combined board meetings and meetings of committees of which he or she was a member. Attendance at board and committee meetings during 2006 averaged 94% for incumbent directors as a group.

Director	Audit	Compensation and Succession	Nominating and Governance
F. Duane Ackerman	X	X
James G. Andress	X*		X
Robert D. Beyer **		X
Edward A. Brennan***		X	X
W. James Farrell		X	X*
Jack M. Greenberg	X	X
Ronald T. LeMay	X	X
Edward M. Liddy
J. Christopher Reyes			X
H. John Riley, Jr.		X*	X
Joshua I. Smith	X		X
Judith A. Sprieser	X		X
Mary Alice Taylor	X	X
Thomas J. Wilson **
Number of Meetings in 2006	8	11	6
* Committee Chair ** Elected to the Board in September 2006 *** Retired as of May 2006

New Director Orientation

        Upon Mr. Beyer's election to the Board of Directors in September 2006, he was invited to participate in each of the board committee meetings in order for him to gain familiarity with the responsibilities of each committee prior to being appointed a member of any committee. Mr. Beyer attended each committee meeting held until his election to the Compensation and Succession Committee in February 2007.

Executive Sessions of the Board

        The independent directors meet in regularly scheduled executive sessions without management. When independent directors meet in executive session, the leader is determined by the subject matter of the session. If the subject is within the scope of authority of one of the standing committees, the chair of that committee leads the executive session. Otherwise, directors who are not committee chairs are appointed on a rotating basis to lead the executive session. The Board believes this practice provides for leadership at all executive sessions without the need to designate a single lead director and it also provides an opportunity for each director to assume the role of lead director from time to time.

Board Attendance Policy

        It is expected that Allstate Board members make every effort to attend all meetings of the Board and the committees on which they serve and actively participate in the discussion of the matters before them. It is also expected that Board members make every effort to attend the annual meeting of stockholders. Of the 11 directors who stood for election at the 2006 annual meeting of stockholders, two were unable to attend.

Board Committees

  Audit Committee.

        Allstate's Board of Directors has established an audit committee in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. As shown above, the Audit Committee is chaired by Mr. Andress and includes Ms. Sprieser and Mrs. Taylor and Messrs. Ackerman, Greenberg, LeMay and Smith. The Board has determined that Ms. Sprieser and Messrs. Andress and Greenberg are each individually qualified as an audit committee financial expert, as defined in Regulation S-K, Item 407(d)(5) under the Securities Exchange Act of 1934 and each member of the committee is independent under the listing standards of the New York Stock Exchange. Mrs. Taylor currently serves on the audit committees of more than three public companies. The Board has determined, in light of Mrs. Taylor's active contributions to Allstate's Audit Committee, and her status as retired from active management positions, that this simultaneous service does not impair her ability to function as a member of this committee. Moreover, Mrs. Taylor's position on the audit committee of one company is expected to end when that company is taken private in a transaction scheduled to close before May 2007.

        The committee is responsible for, among other things, the selection, appointment, compensation and oversight of the work of the independent registered public accountant in preparing or issuing an audit report or related work. The committee reviews Allstate's annual audited and quarterly financial statements and recommends to the Board of Directors whether the audited financial statements should be included in Allstate's annual report on Form 10-K and in the annual report to stockholders. In connection therewith, the committee examines Allstate's accounting and auditing principles and practices affecting the financial statements and discusses with its independent registered public accountant those matters required to be discussed in accordance with the Public Company Accounting Oversight Board's generally accepted auditing standards, including the requirements under Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) and Securities and Exchange Commission Rule 2-07 of Regulation S-X and other matters as it deems appropriate. The committee also reviews the scope of the audits conducted by the independent registered public accountant and the internal auditors as well as the qualifications, independence and performance of the independent registered public accountant. The committee is responsible for the review and approval of Allstate's Code of Ethics as well as the adoption of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters. The committee conducts independent inquiries when deemed necessary to discharge its duties. The committee has the authority to retain independent outside counsel, accountants and other advisers to assist it in the conduct of its business.

        The committee discusses with management the Corporation's processes of risk assessment and risk management, including the Corporation's major financial risk exposures and the steps management has taken to monitor and control them.

        The committee provides functional oversight to Allstate's Internal Audit Department. The Internal Audit Department provides objective assurance and consulting services that are used to assure a systematic, disciplined approach to the evaluation and improvement of effective risk management, control and governance processes. The committee reviews the overall adequacy and effectiveness of the Corporation's legal, regulatory, and ethical compliance programs.

        Our chairman, chief executive officer, chief financial officer, general counsel, and secretary, as well as the controller and senior internal audit officer participate in the committee's meetings. However, executive sessions of the committee are scheduled and held throughout the course of a year, including sessions in which the committee meets with the independent registered public accountant and the senior internal audit officer.

        The committee also conducts an annual review of its performance and its charter. The committee charter is included in Appendix A to this proxy statement and is available on the Corporate Governance portion of the Corporation's website, allstate.com. It is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127. The Audit Committee Report is included herein on page 60.

  Compensation and Succession Committee.

        The Compensation and Succession Committee is chaired by Mr. Riley and includes Mrs. Taylor and Messrs. Ackerman, Beyer, Farrell, Greenberg, and LeMay and, until his retirement in May of 2006, Mr. Brennan. All members of the committee are independent under the listing standards of the New York Stock Exchange. The committee assists the Board in fulfilling its oversight responsibilities with respect to the compensation of the chief executive officer and other executive officers. The committee annually reviews the management organization and succession plans for Allstate, including each of its significant operating subsidiaries, and recommends nominees for certain officer positions. The committee is responsible for recommending executive officer salaries and compensation packages to the Board. The committee has oversight responsibility for the salary administration program for elected officers of the Corporation and its principal operating subsidiaries.

        The committee administers our Annual Covered Employee Incentive Compensation Plan, Annual Executive Incentive Compensation Plan, and Long-Term Executive Incentive Compensation Plan. These are plans pursuant to which officers of The Allstate Corporation and its subsidiaries at the vice president level and above are eligible to earn annual and long-term cash incentive compensation awards. The committee determines the performance measures for earning awards and the amount of awards payable upon the achievement of threshold, target and maximum goals with respect to the performance measures. At the end of the relevant performance period, the committee reviews the extent to which the goals have been achieved and approves the actual amount of the cash incentive awards.

        The committee has authority to grant equity awards to eligible employees in accordance with the terms of our Amended and Restated 2001 Equity Incentive Plan. With regard to its authority to grant equity awards, the committee has adopted an equity compensation policy. The committee has delegated its authority to grant equity awards between meetings in connection with the hiring or promotion of an employee or in recognition of an employee's particular achievement. All awards granted pursuant to delegated authority are reported to the committee at the next meeting. A subcommittee has authority to grant restricted stock and restricted stock unit awards to new hires and to determine the size, terms, and conditions of such awards. In addition, both the chairman of the board and the chief executive officer have authority to grant nonqualified stock options to new hires and to current employees in connection with promotions or in recognition of an achievement. Both the chairman and the chief executive officer have authority to determine the number of shares subject to such options, subject to limits set by the committee. Neither the subcommittee, the chairman, nor the chief executive officer is permitted to grant such awards to those who are designated as executive officers for purposes of Section 16 of the

Securities Exchange Act of 1934. Awards made by the subcommittee, the chairman or the chief executive officer must be made pursuant to the terms of award agreements previously approved by the committee.

        In addition, the committee administers our deferred compensation plan for eligible employees and makes recommendations to the Board regarding pension benefit enhancements and change-in-control agreements.

        The committee also has sole authority to retain and terminate its compensation consultants, including sole authority to approve the consultants' fees and other retention terms for such services provided to the committee. The committee has used Mercer Human Resource Consulting as its executive compensation consultant for several years and directly engaged Mercer's services again in 2006. As part of the 2006 engagement, Mercer assisted the committee in assessing the appropriateness of the list of peer insurance companies that the committee uses to evaluate the competitiveness of Allstate's executive compensation program. In addition, Mercer provided an assessment that benchmarked Allstate's executive pay levels, practices, and overall program design as well as its financial performance against those companies.

        Our chairman, chief executive officer, senior human resources officer, general counsel and secretary, and more recently, our chief financial officer, participate in the committee's meetings. However, the committee regularly meets in executive session without members of management present or with only the presence of the senior human resources officer. The chairman and the chief executive officer make recommendations to the committee regarding management organization, succession planning, merit and promotional salary increases (other than their own), performance measures under our annual and long-term cash incentive compensation plans, the use of the committee's authority to adjust awards under such cash incentive compensation plans, and the size and terms of employee equity awards (other than their own).

        The committee conducts an annual review of its performance and its charter. The committee charter is included in Appendix A to this proxy statement and is available on the Corporate Governance portion of the Corporation's website, allstate.com. It is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127. The Compensation Committee Report is included herein on page 58.

  Nominating and Governance Committee.

        The Nominating and Governance Committee is chaired by Mr. Farrell and includes Ms. Sprieser and Messrs. Andress, Reyes, Riley and Smith. Mr. Brennan was the Chair of the Committee until his retirement in May 2006. All members of the committee are independent under the listing standards of the New York Stock Exchange. The committee is responsible for the identification and recommendation of nominees for election to the Board, as described in the Nomination Process for Election to the Board of Directors section below. In connection with its selection process, the committee is responsible for recommending appropriate criteria and independence standards for adoption by the Board. The committee is responsible for making recommendations with respect to the periodic review of the performance of the chief executive officer as well as succession planning to the Board of Directors, including recommending nominees for election as the chief executive officer. The committee advises and makes recommendations to the Board on matters of corporate governance including periodic reviews of the Corporation's Corporate Governance Guidelines, which are posted on the Corporate Governance portion of the Corporation's website, allstate.com, and are also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127. The committee is also responsible for the triennial review and assessment of the Corporation's structural defenses. The committee determines and recommends the criteria to be used for the assessment of the Board's performance and oversees the assessment of the Board. With Board oversight, the committee also administers non-employee director compensation. The committee may retain independent consultants as needed to assist it with its responsibilities.

        The committee also conducts an annual review of its performance and its committee charter. The Nominating and Governance Committee charter is included in Appendix A to this proxy statement and is available on the Corporate Governance portion of the Corporation's website, allstate.com. It is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127.

        Our chairman, chief executive officer, general counsel, and secretary participate in the committee's meetings. However, the committee regularly meets in executive session without members of management present. The chairman and the chief executive officer make recommendations to the committee regarding non-employee director compensation.

Nomination Process for Election to the Board of Directors

        The Nominating and Governance Committee has responsibility for assessing the need for new Board members to address specific requirements or to fill a vacancy. The committee initiates a search for a new candidate seeking input from the Chairman and other Board members. The committee may also retain a third party search firm if necessary to identify potential candidates for election. Nominees recommended by stockholders are considered by the committee in the same manner as all other candidates. All non-employee candidates must meet the Board's Guidelines for Selection of Nominees for the Board of Directors, the Corporation's Corporate Governance Guidelines and the Director Independence Standards, and comply with the bylaw requirements regarding nominees, each of which is posted on the Corporate Governance portion of the Corporation's website, allstate.com. Candidates who meet the specific requirements and otherwise qualify for membership on the Board are identified and contacts are initiated with preferred candidates. The full Board is kept apprised of the committee's progress with its evaluations. The committee meets to consider and approve final candidates who are then presented to the Board for endorsement and approval. The invitation to join the Board may be extended by the full Board, the committee chairperson or the Chairman of the Board. The Board is ultimately responsible for naming the nominees for election.

        Stockholders may propose candidates to the Nominating and Governance Committee for its consideration at any time of the year by writing to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127.

        Stockholders may also propose nominees at the annual meeting of stockholders, if adequate advance notice as defined in Allstate's bylaws is provided to the Secretary. Under the bylaws, if a stockholder wishes to nominate a candidate at the 2008 annual meeting of stockholders, he or she must provide advance notice to Allstate that must be received between January 16, 2008 and February 15, 2008. The notice must be sent to the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127 and must contain the name, age, principal occupation, business and residence address of the proposed nominee, as well as the number of shares of Allstate stock beneficially owned by the nominee. The notice must meet the requirements set forth in the Corporation's bylaws. A copy of the bylaw provisions is available from the Secretary of Allstate upon request or can be accessed on the Corporate Governance portion of Allstate's website, allstate.com.

Communications with the Board

        The Board has established a process to facilitate communications by stockholders and other interested parties with directors as a group. Written communications may be sent by mail or by e-mail to the Board. Communications received will be processed under the direction of the General Counsel. The General Counsel reports regularly to the Nominating and Governance Committee on all correspondence received that, in his opinion, involves functions of the Board or its committees or that he otherwise determines requires its attention. The communication process is posted on the Corporate Governance portion of the Corporation's website, allstate.com.

Policy on Rights Plans

        The following policy, adopted in 2003, is part of Allstate's Corporate Governance Guidelines which are posted on the Corporate Governance portion of Allstate's website, allstate.com.

        The Board shall obtain shareholder approval prior to adopting any shareholder rights plan; provided, however, that the Board may act on its own to adopt a shareholder rights plan if, under the then current circumstances, in the reasonable business judgment of the independent directors, the fiduciary duties of the Board would require it to adopt a rights plan without prior shareholder approval. The retention of any rights plan so adopted by the Board will be submitted to a vote of shareholders as a separate ballot item at the next subsequent annual meeting of Allstate shareholders and, if not approved, such rights plan will expire within one year after such meeting.

Allstate Charitable Contributions

        Each year, The Allstate Foundation donates millions of dollars to support many deserving organizations that serve our communities. The Nominating and Governance Committee reviews all charitable donations to, and other relationships with, any director-affiliated organization to ensure that any and all transactions with director-affiliated charitable organizations are appropriate and raise no issues of independence. No charitable contributions were made to any director-affiliated organization that exceeded the greater of $1 million or 2% of the charitable organization's consolidated gross revenues for any of the previous three fiscal years.

Compensation Committee Interlocks and Insider Participation

        During 2006, the Compensation and Succession Committee consisted of Mr. Riley, Chairman, Mrs. Taylor and Messrs. Ackerman, Farrell, Greenberg and LeMay, and, until his retirement in May 2006, Mr. Brennan. None is a current or former officer or employee of Allstate or any of its subsidiaries. There were no committee interlocks with other companies in 2006 within the meaning of the Securities and Exchange Commission's proxy rules.

Items to Be Voted On

Item 1
Election of Directors

        Each nominee, except Messrs. Beyer and Wilson who were elected to the Board in September 2006, was previously elected by the stockholders at Allstate's annual meeting of stockholders on May 16, 2006, and has served continuously since then. The terms of all directors will expire at this annual meeting in May 2007. The Board of Directors expects all nominees named in this proxy statement to be available for election. If any nominee is not available, then the proxies may vote for a substitute.

        Information as to each nominee follows. Unless otherwise indicated, each nominee has served for at least five years in the business position currently or most recently held.

F. Duane Ackerman (Age 64)
 Director since 1999

Chairman Emeritus of BellSouth Corporation, a communication services company, since 2007. Mr. Ackerman previously served as Chairman and Chief Executive Officer of BellSouth Corporation from 2005 through 2006 and as Chairman, President and Chief Executive Officer from 1998 until 2005.

James G. Andress (Age 68)
 Director since 1993

Chairman and Chief Executive Officer of Warner Chilcott PLC, a pharmaceutical company, from February 1997 until his retirement in January 2000. Mr. Andress is also a director of Dade Behring, Inc., Sepracor, Inc., Warner Chilcott and Xoma Corporation.

Robert D. Beyer (Age 47)
 Director since 2006

Chief Executive Officer of The TCW Group, Inc., an investment management firm, since 2005. Mr. Beyer previously served as President and Chief Investment Officer from 2000 until 2005 of Trust Company of the West, a subsidiary of The TCW Group, Inc. Mr. Beyer is also a director of The Kroger Co., The TCW Group, Inc. and Société Générale Asset Management, S.A.

W. James Farrell (Age 64)
 Director since 1999

Chairman of Illinois Tool Works Inc., a manufacturer of highly engineered fasteners, components, assemblies and systems, from May 1996 until his retirement in May 2006. Mr. Farrell previously served as Chief Executive Officer of Illinois Tool Works Inc. from September 1995 until August 2005. He is also a director of Abbott Laboratories, 3M Company and UAL Corporation.

Jack M. Greenberg (Age 64)
 Director since 2002

Chairman of The Western Union Company since September 2006. Chairman and Chief Executive Officer of McDonald's Corporation from May 1999 until his retirement in December 2002. Mr Greenberg is also a director of Abbott Laboratories, Hasbro, Inc., Innerworkings, Inc., Manpower, Inc., as well as The Western Union Company.

Ronald T. LeMay (Age 61)
 Director since 1999

Industrial Partner of Ripplewood Holdings, LLC, a private equity fund, since October 2003. Mr. LeMay also serves as Executive Chairman and as Chief Executive Officer of Last Mile Connections, Inc. since September 2005 and October 2006, respectively, and as Chairman of Aircell Corporation since July 2006. Last Mile Connections and Aircell are Ripplewood Holdings portfolio companies. Mr. LeMay is also Chairman of October Capital, a private investment company. Previously, Mr. LeMay served as Representative Executive Officer of Japan Telecom from November 2003 until the sale of the company in July 2004 and as President and Chief Operating Officer of Sprint Corporation from October 1997 until April 2003. He is also a director of Imation Corporation and Ceridian Corporation.

Edward M. Liddy (Age 61)
 Director since 1999

Chairman of The Allstate Corporation since January 1999. Mr. Liddy previously served as Chief Executive Officer from January 1999 until December 2006, President from January 1995 until May 2005 and Chief Operating Officer from January 1995 until January 1999. Mr. Liddy is also a director of The Goldman Sachs Group, Inc. and 3M Company.

J. Christopher Reyes (Age 53)
 Director since 2002

Chairman since January 1998 of Reyes Holdings, L.L.C. and its affiliates, a privately held food and beverage distributor. Mr. Reyes is also a director of Tribune Company and Wintrust Financial Corporation.

H. John Riley, Jr. (Age 66)
Director since 1998

Chairman of Cooper Industries Ltd., a diversified manufacturer of electrical products and tools and hardware, from April 1996 until his retirement in February 2006. Mr. Riley previously served as Chairman and Chief Executive Officer of Cooper Industries, Ltd., from April 1996 until May 2005 and Chairman, President and Chief Executive Officer of Cooper Industries Ltd., from April 1996 until August 2004. He is also a director of Baker Hughes, Inc.

Joshua I. Smith (Age 66)
 Director since 1997

Chairman and Managing Partner since 1999 of The Coaching Group, a management consulting firm. As part of the consulting business of The Coaching Group, Mr. Smith was Vice Chairman and Chief Development Officer of iGate, Inc., a manufacturer of broadband convergence products for communications companies from June 2000 through April 2001. Previously, Mr. Smith had been Chairman and Chief Executive Officer of The MAXIMA Corporation, a provider of technology systems support services, from 1978 until 2000. He is also a director of Caterpillar, Inc. and Federal Express Corporation.

Judith A. Sprieser (Age 53)
 Director since 1999

Chief Executive Officer of Transora, a technology software and services company from September 2000 until March 2005. Ms. Sprieser was Executive Vice President of Sara Lee Corporation from 1998 until 2000 and also served as its Chief Financial Officer from 1994 to 1998. She is also a director of InterContinentalExchange, Inc., Reckitt Benckiser plc, Royal Ahold NV and USG Corporation.

Mary Alice Taylor (Age 57)
 Director since 2000

Mrs. Taylor currently is an active independent business executive. Previously Mrs. Taylor served as Chairman and Chief Executive Officer of HomeGrocer.com until her retirement in October 2000. Mrs. Taylor is also a director of Autodesk, Inc., Blue Nile, Inc. and Sabre Holdings Corporation. Mrs. Taylor will leave the Board of Sabre when it is taken private in a transaction scheduled to close before May 2007.

Thomas J. Wilson (Age 49)
 Director since 2006

President and Chief Executive Officer of Allstate since January 2007. Mr. Wilson previously served as President and Chief Operating Officer of Allstate Insurance Company from June 2005 until January 2007. Mr. Wilson also served as President of Allstate Protection from 2002 to 2006, and as Chairman and President of Allstate Financial from 1999 to 2002.

Item 2
Ratification of Appointment of
Independent Registered Public Accountant

        The Audit Committee of the Board of Directors has recommended the selection and appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2007. The Board has approved the committee's recommendation. While not required, the Board is submitting the selection of Deloitte & Touche LLP, upon the committee's recommendation, to the stockholders for ratification consistent with its long-standing practice. If the selection is not ratified by the stockholders, the committee may reconsider its selection. Even if the selection is ratified, the committee may, in its discretion, appoint a different independent registered public accountant at any time during the year if the committee determines a change would be in the best interests of Allstate and the stockholders.

        The Audit Committee has adopted a Policy Regarding Pre-Approval of Independent Auditors' Services. The Policy is attached as Appendix B to this Notice of Annual Meeting and Proxy Statement. One hundred percent of the services provided by Deloitte & Touche LLP in 2006 and 2005 were pre-approved by the committee.

        The following fees have been, or are anticipated to be, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for professional services rendered to Allstate for the fiscal years ending December 31, 2006 and December 31, 2005.

	2006	2005
Audit Fees(1)	$8,945,745	$8,806,927
Audit Related Fees(2)	$ 417,420	$ 274,723
Tax Fees(3)	$ 5,900	$ 60,900
All Other Fees	$ —	$ —

Total Fees	$9,369,065	$9,142,550

(1)
Fees for audits of annual financial statements, reviews of quarterly financial statements, statutory audits, attest services, comfort letters, consents and review of documents filed with the Securities and Exchange Commission.

(2)
Audit Related Fees relate to professional services such as accounting consultations relating to new accounting standards, due diligence assistance and audits and other attest services for non-consolidated entities (i.e. employee benefit plans, various trusts, The Allstate Foundation, etc.) and are set forth below.

	2006	2005
Due Diligence	$ –	$ 11,530
Audits and other Attest Services for Non-consolidated Entities	$381,770	$229,568
Other	$ 35,560	$ 33,625

Audit Related Fees	$417,420	$274,723

(3)	Tax fees include income tax return preparation and compliance.

        Representatives of Deloitte & Touche LLP will be present at the meeting, will be available to respond to questions and may make a statement if they so desire.

        The Audit Committee and the Board of Directors unanimously recommend that stockholders vote for the ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2007 as proposed.

Item 3
Approve the Amendments
to the Restated Certificate of Incorporation to Eliminate the
Supermajority Vote Requirements

        In furtherance of our continuing review of corporate governance matters, and after careful consideration and upon recommendation by the Nominating and Governance Committee, we have concluded that is advisable and in the best interests of the Corporation and its stockholders to propose amendments to the Corporation's Restated Certificate of Incorporation to eliminate the supermajority voting provisions and to request the stockholder approval of the proposed amendments.

        A stockholder proposal was presented in last year's proxy statement that sought the elimination of the supermajority voting provisions from the Corporation's governing documents. That proposal received a high level of support from our stockholders. As part of our regular triennial review of the Corporation's structural defenses, we engaged in a thorough analysis of the need to retain the supermajority voting provisions in our bylaws and certificate of incorporation in light of the strong stockholder sentiment expressed in last year's vote. We recognize that the supermajority voting provisions (provisions that require the affirmative vote of at least 66 2/3% of the outstanding shares) can limit the ability of a majority of stockholders at any particular time to effect change and that a lower threshold for stockholder votes can increase stockholders' ability to participate effectively in corporate governance. After careful consideration, we deemed it advisable to recommend that the stockholders approve the following amendments to the Corporation's Restated Certificate of Incorporation.

  Elimination of the Supermajority Voting Provisions for Stockholder Adoption, Amendment or Repeal of Bylaws

        Article Sixth of the Restated Certificate of Incorporation currently provides that the bylaws may be amended by the directors or by the stockholders upon the affirmative vote of 66 2/3% of the outstanding shares. The proposed amendment to Article Sixth changes the percentage of votes required for stockholders to amend the bylaws from 66 2/3% to a majority. To be effective, this amendment must be approved by the majority of the outstanding shares.

  Elimination of Supermajority Voting Provisions to Remove Directors

        Article Seventh of the Restated Certificate of Incorporation currently provides that no director may be removed, with or without cause, by the stockholders except by the affirmative vote of holders of not less than 66 2/3% of the outstanding shares. Furthermore, Article Seventh provides that it can only be changed by the affirmative vote of at least 66 2/3% of the outstanding shares. The proposed amendment would eliminate the supermajority voting provisions. To be effective, this amendment must be approved by at least 66 2/3% of the outstanding shares.

        The proposed amendments to the Restated Certificate of Incorporation are set forth in full in Appendix C, with deletions indicated by strikeout and additions indicated by underline. The above descriptions of the current Articles and the proposed amendments to Article Sixth and Article Seventh of the Restated Certificate of Incorporation are qualified in their entirety by reference to the actual text set forth in Appendix C.

        If this Item is approved by the majority of the outstanding shares but not by at least 66 2/3% of the outstanding shares, the amendment to Article Sixth of the Restated Certificate of Incorporation will become effective upon filing with the Delaware Secretary of State promptly after this annual meeting. If this Item is approved by at least 66 2/3% of the outstanding shares, the amendments to Article Sixth and Article Seventh of the Restated Certificate of Incorporation will become effective upon filing with the Delaware Secretary of State promptly after this annual meeting.

        The Board of Directors unanimously recommends that stockholders vote for the approval of the amendments to the Restated Certificate of Incorporation.

Executive and Director Compensation

Compensation Discussion and Analysis

        We provide this Compensation and Discussion Analysis ("CD&A") to assist our stockholders in understanding the compensation earned by, awarded to, or paid to our chief executive officer, chief financial officer and three other most highly compensated executive officers ("named executives") in 2006. In addition, we intend the CD&A to put into perspective for our stockholders the compensation tables on pages 29 through 53 and the narrative information that accompanies them. This CD&A contains statements regarding our performance measures and targets. These are disclosed in the limited context of our annual and long-term cash incentive awards and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

        We believe that our success in creating stockholder value depends on our ability to attract, motivate and retain highly talented executives. Our stockholder return over the last ten years demonstrates our success in creating stockholder value. The following graph shows the cumulative total stockholder return for an initial $100 investment in Allstate common stock made on December 31 of the indicated year and compares it with the performance of the S&P 500 Property/Casualty Index* and the S&P 500 Index, assuming all dividends are reinvested quarterly. The graph provides an investor who has held Allstate common stock for periods ranging from ten years to one year with a comparison of cumulative performance.

Cumulative Total Stockholder Return for $100 Initial Investment
Made on December 31, 1996, 1997, 1998, 1999, 2000, 2001, 2002, 2003, 2004, 2005
Allstate v. Published Indices

Value on December 31, 2006 of a $100 initial investment made on:

	12/31/1996	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
Allstate	$273.95	$173.35	$200.93	$313.66	$170.59	$215.66	$192.11	$161.69	$131.64	$123.01
S&P P/C	$231.84	$159.76	$170.98	$228.75	$147.70	$160.58	$180.15	$142.89	$129.50	$112.64
S&P 500	$222.59	$167.24	$130.31	$107.80	$118.50	$134.43	$172.27	$134.21	$121.20	$115.61

*
Standard and Poor's discontinued the S&P Property/Casualty Index on January 1, 2002 and replaced it with the S&P 500 Property/Casualty Index. Data reflected in the above graphs reflects the performance of the current S&P 500 Property/Casualty Index members (ticker symbol S5PROP).

        Our compensation philosophy is based on these central beliefs:

  •
  Executive compensation should be aligned with stockholder value. Accordingly, a significant amount of executive compensation should be in the form of equity.

  •
  The compensation of our executives should vary both with appreciation in the price of Allstate stock and with Allstate's performance in achieving strategic short and long-term business goals designed to drive stock price appreciation.

  •
  Our compensation program should inspire our executives to strive for performance that is better than the industry average.

  •
  A greater percentage of compensation should be at risk for executives who bear higher levels of responsibility for Allstate's performance.

  •
  We should provide competitive levels of compensation for competitive levels of performance and superior levels of compensation for superior levels of performance.

        Our executive compensation program has been designed around these beliefs and serves our goal of attracting, motivating, and retaining highly talented executives.

        As stated in its charter, one of the Compensation and Succession Committee's most important responsibilities is making recommendations to the Board regarding the chief executive officer's compensation. In making these recommendations, the Committee evaluates the CEO's performance based on Allstate's performance. It analyzes competitive compensation data provided by its executive compensation consultant and company performance data provided by senior management. It reviews the various elements of the CEO's compensation in the context of his total compensation package, including his salary, annual cash incentive award, long-term cash incentive awards, and equity incentive awards (including prior awards under equity compensation plans), and accrued pension benefits—as well as the value of his Allstate stock holdings. The Committee presents its recommendations to the Board in the context of total compensation. In this manner, the Committee fulfills its oversight responsibilities and provides meaningful recommendations to the Board for its consideration.

        The Compensation and Succession Committee has used Mercer Human Resource Consulting as its executive compensation consultant for several years and retained Mercer again in 2006. As part of the 2006 engagement, Mercer assisted the Committee in assessing the appropriateness of the list of peer insurance companies that the Committee uses to evaluate the competitiveness of Allstate's executive compensation program. In addition, Mercer provided an assessment that benchmarked Allstate's executive pay levels, practices, and overall program design as well as its financial performance against those companies. A senior Mercer representative met with the full Board and participated in portions of two Committee meetings in 2006. During those meetings, the Committee met with that representative in executive sessions without the chief executive officer and without members of management present other than our senior human resources officer. In the course of preparing for those meetings, the Mercer representative conferred with the Committee Chair and our senior human resources officer. With the Committee's concurrence, Mercer obtained from management Allstate data regarding compensation, benefits, and financial projections and other operational data that is not readily available from public sources. Management has retained Mercer to provide actuarial services for our pension plans, benefit consulting, and administrative services and has reviewed each of those engagements with the Committee.

        Our Compensation and Succession Committee reviews the design of our executive compensation program on an annual basis. As part of that review, the Committee benchmarks the following peer insurance companies for executive pay and performance comparisons:

Peer Insurance Companies

The Chubb Corporation	Safeco Corporation
Cincinnati Financial Corporation	The St. Paul Travelers Companies, Inc.
CNA Financial Corporation	Lincoln National Corporation
The Hartford Financial Services Group, Inc.	MetLife Inc.
The Progressive Corporation	Prudential Financial, Inc.

Using research provided by its executive compensation consultant, the Committee selected these insurance companies based on the fact that they are publicly-traded and their comparability to Allstate in the following categories: product offerings, market segment, annual revenues, assets, annual operating income, and market value. The Committee believes that these are companies against which Allstate competes for executive talent and stockholder investment. In addition, in its executive pay and performance discussions, the Committee considers information regarding American International Group and other companies in the financial services industry.

Elements of Executive Compensation Program

        The core elements of our executive compensation program are annual salary, annual cash incentive awards, and long-term cash and equity incentive awards. These are described below under the headings "Salary" and "Incentive Compensation." These elements of compensation are designed to balance both team and individual performance. The compensation goals for incentive awards are aligned with our strategic goal of becoming better, bigger, and broader in personal property and casualty insurance and in life insurance, retirement, and investment products. We believe that this strategy will drive stockholder value. Accordingly, in 2006 annual and long-term incentive awards focused on key strategic, operational, and financial measures including top line growth and profitability.

        Our compensation design balances annual and long-term incentive awards to align with short and long-term business goals, respectively. At the target level of performance, annual and long-term incentive awards are designed to constitute a significant percentage of an executive's total core compensation. The target percentages and the actual percentages for salary and annual and long-term incentive awards earned by the named executives in 2006 are listed in the following table.

	TARGET CORE COMPENSATION			ACTUAL 2006 CORE COMPENSATION
		Tied to Allstate Performance			Tied to Allstate Performance
Name(1)	Salary	Target annual cash incentive awards	Target long-term (cash and equity) awards	Salary	Actual annual cash incentive awards	Actual long-term (cash and equity) awards
Mr. Liddy	12%	14%	74%	7%	22%	71%
Mr. Hale	19%	16%	65%	12%	25%	63%
Mr. Simonson	17%	16%	67%	13%	22%	65%
Mr. Sylla	17%	16%	67%	11%	28%	61%
Mr. Wilson	15%	15%	70%	10%	22%	68%

(1)
Titles as of December 31, 2006: Mr. Liddy, Chairman and Chief Executive Officer; Mr. Hale, Vice President and Chief Financial Officer; Mr. Simonson, President, Allstate Investments, LLC; Mr. Sylla, President, Allstate Financial; Mr. Wilson, President and Chief Operating Officer. Titles in effect after December 31, 2006 and on or before March 15, 2007: Mr. Liddy, Chairman; Mr. Wilson, President and Chief Executive Officer; Mr. Sylla, Chairman of the Board and President of Allstate Life Insurance Company.

Salary

        Allstate provides salaries for our executives that are intended to keep us competitive in the market for executive talent. Executive salaries are set by the Board based on the recommendations of the

Compensation and Succession Committee. In recommending executive salary levels, the Committee uses the 50th percentile of our peer insurance companies as a guideline. This practice reflects our belief in providing competitive levels of compensation for competitive levels of performance. However, the Committee recommends salaries in excess of the 50th percentile for the senior executives most crucial to Allstate's success. The Committee and the Board review the salaries of the named executives on an annual basis and at the time of any promotion or change in responsibilities. The salary increase plan is set each year. The salary increase plan includes both merit and promotional increases. The average enterprise-wide merit increase and any promotional increases are based on market data of U.S. industry and the insurance industry and are set at levels intended to be competitive. Annual merit increases for the named executives are based on evaluations of their performance by the chief executive officer, the Committee, and the Board, using the enterprise-wide merit increase. Promotional increases are based on the increased responsibilities of the new position, and the skills and experience of the executive being promoted, as evaluated by the chief executive officer, the Committee, and the Board.

Incentive Compensation

        Each year during its February meeting, the Compensation and Succession Committee confers with management and adopts performance measures for both annual and long-term cash incentive awards and sets performance goals. The performance measures and goals are aligned with Allstate's short and long-term objectives, and tied to our better, bigger and broader strategy. They are designed to inspire our executives to strive for performance that is above industry average and reflect objectives that will require significant effort and skill to achieve. In approving the measures and goals, the Committee evaluates information prepared by management regarding industry trends, Allstate's projected results, and the projected impact on stockholder value. The Committee also evaluates the historical alignment among performance measures, incentive compensation payments, and stockholder value.

        After the end of the year for annual cash incentive awards and after the end of the three-year cycle for long-term cash incentive awards, the Committee reviews the extent to which we have achieved the various performance measures and approves the actual amount of all cash incentive awards. The Committee may adjust the amount of an award but has no authority to increase the amount of an award payable to any of the five executive officers subject to the Annual Covered Employee Incentive Compensation Plan described below. This includes Messrs. Liddy, Hale, Simonson, Sylla, and Wilson for 2006. We pay the cash incentive awards in March, after the end of the year for the annual cash incentive awards and after the end of the three-year cycle for the long-term cash incentive awards.

        Typically the Committee also grants equity awards of restricted stock units and stock options on an annual basis during its February meeting. By making these awards and approving performance measures and goals for the annual and long-term cash incentive awards during the first quarter, the Committee is able to balance these elements of core compensation to align with our business goals.

        In general, the Compensation and Succession Committee sets target total core compensation, which includes salary and annual and long-term incentive awards, at the 65th percentile of our peer insurance companies based on the competitive assessment provided by its executive compensation consultant. In doing this, the Committee sets target performance goals for our cash incentive plans at levels intended to require performance better than industry averages. This practice reflects our belief in providing superior levels of compensation for superior levels of performance. The Committee's determination of the amount of the named executives' incentive awards is described below.

  Annual Cash Incentive Awards

        We maintain two stockholder-approved plans under which executive officers have the opportunity to earn an annual cash incentive award based on the achievement of performance measures over a one-year period. The Annual Covered Employee Incentive Compensation Plan governs awards to the five executive officers whose compensation (other than performance-based compensation) in excess of

$1 million per year is not deductible by us. Annual cash incentive awards to all other executive officers are governed by and made under the Annual Executive Incentive Compensation Plan. These annual incentive plans are designed to provide all of the executive officers with a cash award based on a combination of corporate and business unit performance measures for each of our main business units: Allstate Protection, Allstate Financial, and Investments. The same performance measures apply to both plans.

        For 2006, the Compensation and Succession Committee adopted corporate and business unit level annual performance measures and weighted them as applied to each of the named executives in accordance with their responsibilities for our overall corporate performance and the performance of each business unit. There are multiple performance measures for each business unit and each measure is assigned a weight expressed as a percentage of the total annual cash incentive award, with all weights for any particular named executive adding to 100%. The weighting of the performance measures at the corporate and business unit level for each named executive is shown in the following table.

ANNUAL CASH INCENTIVE AWARD PERFORMANCE MEASURES AND WEIGHTING
(ROUNDED TO NEAREST PERCENTAGE POINT.)

	Messrs. Liddy and Hale	Mr. Simonson	Mr. Sylla	Mr. Wilson
Corporate	50%	10%	10%	30%
Allstate Protection	35%			62.5%
Allstate Financial	10%		90%	5.0%
Investments	5%	90%		2.5%

        For each performance measure, the Committee approved a threshold, target, and maximum goal. The following table lists the performance measures and related target goals for 2006 as well as the actual results. The performance measures were designed to focus executive attention on key strategic, operational, and financial measures including top line growth and profitability. The target goals require the achievement of, and are designed to promote, better than industry average performance. A description of each performance measure is provided under the "Performance Measures" caption at the end of this CD&A.

Annual Cash Incentive Award Performance Measures

Performance Measure	Target	Actual(1)	Achievement relative to threshold, target, maximum goals
Corporate-Level Performance Measure
Adjusted operating income per diluted share	$4.90	$8.00	Exceeded maximum
Allstate Protection Performance Measures
Growth and profit matrices	See Performance Measures	300% of target	Achieved maximum
Financial product sales (production credits)	$272.80 million	$272.67 million	Between threshold and target
Adjusted expense ratio	31.60	31.69	Between threshold and target
Customer loyalty index	8th	10th	Below threshold
Allstate Financial Performance Measures
Adjusted operating income	$560 million	$617 million	Exceeded maximum
Expense management	$23.00 million	$28.60 million	Between target and maximum
Sales and new business return measure	$370 million	$412 million	Exceeded maximum
Investments Performance Measures
AIC portfolio excess total return, 1-year	20.00 basis points	66.60 basis points	Exceeded maximum
AIC portfolio excess total return, 3-year	22.00 basis points	34.60 basis points	Between target and maximum
Allstate Financial excess spread	45.00 basis points	45.90 basis points	Between target and maximum
Allstate Financial high value add excess spread	60.00 basis points	68.90 basis points	Between target and maximum
Allstate Financial credit loss	$68.00 million	$3.7 million	Exceeded maximum

(1)
Stated as a percent of target goals with a range from 0% to 300%, the actual performance comprises 300% for Corporate-Level performance, 191% for Allstate Protection performance, 289% for Allstate Financial performance and 216% for Investments performance. The weighted results stated as a percentage of the target goals for each named executive are as follows: Messrs. Liddy and Hale-257%, Mr. Simonson-224%, Mr. Sylla-290% and Mr. Wilson-229%.

        Target award opportunities approved by the Committee are stated as a percentage of annual base salary. Award opportunities for the named executives are capped at 300% of the target awards. Annual cash incentive awards are calculated using base salary, as adjusted by any merit and promotional increases granted during the year on a prorated basis. For 2006, the annual target award opportunities for the named executives, as a percentage of base salary, were as follows: Mr. Liddy-120%, Messrs. Hale and Simonson-80%, Mr. Sylla-90% and Mr. Wilson-100%.

        In calculating the annual cash incentive awards, our achievement with respect to each performance measure is expressed as a percentage of the target goal, with interpolation applied between the threshold, target, and maximum goals. That percentage is multiplied by the weight assigned to that performance measure for an executive and the resulting percentage is multiplied by the executive's target award opportunity. The amount of each executive's annual cash incentive award is the sum of these calculations for each performance measure, unless otherwise adjusted by the Committee. Annual cash incentive awards based on the achievement of the performance measures for 2006 are included in the amounts reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 29 and broken out separately from long-term cash incentive awards in a footnote to that table. In addition, the target and maximum annual award opportunities for 2006 are included in the Estimated Future Payouts under Non-Equity Incentive Plan Awards column in the Grants of Plan-Based Awards table on page 32.

  Long-Term Incentive Awards—Balance and Integration of Cash and Equity

        As part of total core compensation, we provide three forms of long-term incentive awards: stock options, restricted stock units (RSUs), and long-term cash incentive awards. For each executive, these components are balanced and integrated with each other. The size of each named executive's award is determined by the Committee on the basis of the executive's position and the competitive assessment provided by the Committee's executive compensation consultant. Larger awards are granted to executives in positions with higher levels of responsibility for Allstate's long-term performance, with the chief executive officer's award being the largest. In addition, the size of these awards is aligned to the Compensation and Succession Committee having set target total core compensation at the 65th percentile of our peer insurance companies. The relative mix of various forms of these awards is driven by our objectives in providing the specific form of award, as described below.

  Long-Term Incentive Awards—Equity

        Stock options are used to align the interests of our executives with long-term stockholder value. Stock options represent the opportunity to buy shares of our stock at a fixed exercise price at a future date. Under our stockholder-approved equity incentive plan, the exercise price cannot be less than the fair market value of a share on the date of grant. This means that our stock options have value for our executives only if the stock price increases after the date the options are granted. In other words, the value of these awards correlates to the value provided to stockholders by increases in our stock price. All stock option awards have been made in the form of nonqualified stock options at exercise prices equal to 100% of the fair market value of Allstate common stock on the date of grant. Our stock options vest over stated vesting periods measured from the date of grant. In general, options are not fully exercisable until four years after the date of grant and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Compensation and Succession Committee.

        RSUs are linked to stockholder value and are a tool for retaining executive talent. Each RSU represents our promise to transfer one fully vested share of stock in the future if and when the restrictions expire (when the RSU "vests"). Our RSUs vest in one or more installments over stated periods measured from the date of grant, except in certain change-in-control situations or under other special circumstances approved by the Compensation and Succession Committee. The period over which the RSUs vest is typically a four-year period. Our RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Allstate common stockholders. Unlike options, RSUs retain some value even if the price of the stock declines. Because RSUs are based on and payable in stock, they serve to reinforce the alignment of interests of our executives and our stockholders. In addition, because RSUs have a real, current value that is forfeited, except in some circumstances, if an executive terminates employment before the RSUs vest, they provide a significant retention incentive. Under the terms of the RSU awards, the executives have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares.

        We began including RSUs and restricted stock as a component of equity incentive compensation in response to competitive pressures in the market for executive talent. Earlier in the decade other companies began using RSUs and restricted stock, instead of stock options. Based on competitive compensation data, the Compensation and Succession Committee determined that it was important to offer RSUs or restricted stock so that Allstate could continue to attract and retain executive talent. The Committee granted awards of restricted stock for the first time in 2000. In 2005, the Committee switched to RSUs.

        As indicated above, the Compensation and Succession Committee grants equity incentive awards on an annual basis during its February meeting. However, from time to time, the Committee makes an award in connection with the hiring of, or a change in the role or responsibilities of, an executive. The Committee grants awards during meetings at which a quorum is present, not by written consent. The February meeting during which the Committee makes the annual equity incentive awards is held after the issuance of our year-end earnings press release. In the event that the Committee is advised that material information about Allstate has not been publicly disclosed, the Committee will postpone the granting of such annual awards until such time as all material information has been publicly disclosed. For additional information on the Committee's practices, see the Corporate Governance section of this proxy statement.

        The Compensation and Succession Committee granted two sets of equity awards in February 2006: annual awards and special awards. Each set included both RSUs and options. The aggregate size of each named executive's annual award was determined by the Committee on the basis of the executive's position and the competitive assessment provided by the Committee's executive compensation consultant. For each of the named executives the annual awards were allocated so that substantially more of the grant date value was provided in the form of stock options than in the form of RSUs in order to emphasize the alignment with long-term increases in stockholder value.

        The special awards were designed to align the interests of the named executives with our stockholders and to motivate our named executives as they face extraordinary challenges over the next several years in pursuing our better, bigger, and broader goal. After the devastating 2004 and 2005 hurricane seasons, the named executives accelerated the pursuit of a strategy to address our exposure to catastrophes. Emerging consensus in the scientific community indicated that the U.S. is facing a period of more frequent and severe hurricanes due to the Atlantic Multidecadal Oscillation and that this period could extend for several decades. Our Board and senior management concluded that a new, comprehensive, and multi-faceted strategy was required to protect stockholders and customers alike from undue exposure to losses resulting from natural catastrophes while maintaining the vitality of Allstate's property insurance businesses. This strategy would require the sophisticated use of reinsurance, the development of new underwriting and pricing processes, and the pursuit of long-term public policy solutions aimed at forging a public and private partnership to assure the availability of high quality insurance coverage for homeowners at a price that would keep coverage within reach of as many customers as possible. Recognizing that this strategy would require a sustained, long-term focus, that it would present a high degree of achievement difficulty, and that stockholders would be significantly rewarded by the achievement of the strategy's objectives, the Committee determined that additional equity compensation would provide the most effective incentive. The Committee determined that the amount of the special awards, on a grant date fair value basis, should approximate the size of the annual awards in order to underscore the importance to stockholder value of achieving the strategy's objectives, without overshadowing the significance of the annual awards. However, in order to distinguish the special award from the annual award and to emphasize the executive retention aspect of the special awards, the Committee divided the grant date fair value equally between options and RSUs.

        The amount of each named executive's annual and special equity awards is set forth in the following table.

NAME	RSU AWARDS GRANTED ON FEBRUARY 21, 2006	STOCK OPTION AWARDS GRANTED ON FEBRUARY 21, 2006
Mr. Liddy	Annual RSU 36,500 Special Award RSU 47,500	Annual Stock Option Award 241,000 Special Stock Option Award 169,000
Mr. Hale	Annual RSU 9,400 Special Award RSU 11,000	Annual Stock Option Award 62,000 Special Stock Option Award 40,000
Mr. Simonson	Annual RSU 9,100 Special Award RSU 11,000	Annual Stock Option Award 60,000 Special Stock Option Award 40,000
Mr. Sylla	Annual RSU 11,300 Special Award RSU 11,000	Annual Stock Option Award 75,000 Special Stock Option Award 40,000
Mr. Wilson	Annual RSU 18,700 Special Award RSU 19,000	Annual Stock Option Award 124,000 Special Stock Option Award 66,000

        The 2006 annual RSU awards vest in one installment on February 21, 2010 and the special awards vest in four annual installments of 25% on the first four anniversaries of the grant date. The 2006 annual and special awards of stock options become exercisable in four annual installments of 25% on the first four anniversaries of the grant date, were granted with an exercise price equal to the fair market value of Allstate's common stock on the date of grant, and expire ten years from the date of grant.

  Stock Ownership Guidelines

        The named executives can use their equity incentive awards to satisfy our stock ownership goals. Because we believe strongly in linking the interests of management with those of our stockholders, we instituted stock ownership goals in 1996 that require each of the named executives to own, within five years of the date of assuming a senior management position, common stock worth a multiple of base salary. For the chief executive officer, the goal is seven times salary. For the other named executives, the goal is four times salary. Each of the named executives continued to exceed his respective goals as of the end of 2006. In accordance with our policy on insider trading, the named executives are prohibited from engaging in transactions with respect to any securities issued by Allstate or any of its subsidiaries that might be considered speculative or regarded as hedging, such as selling short or buying or selling options, puts or calls.

  Long-Term Incentive Awards—Cash

        Long-term cash incentive awards are designed to reward executives for collective efforts exerted over a three-year performance cycle. The Compensation and Succession Committee adopts performance measures and goals for long-term cash incentive awards at the beginning of each three-year cycle and a new cycle starts every year. For the 2004-2006 cycle, there were three performance measures, weighted as shown in the following table. The selection and weighting of these measures is intended to focus executive attention on the collective achievement of Allstate's long-term financial goals across its various product lines. A description of each performance measure is provided under the "Performance Measures" caption at the end of this CD&A.

LONG-TERM CASH INCENTIVE AWARDS, 2004-2006 CYCLE
PERFORMANCE MEASURES, WEIGHTING, AND TARGET GOALS

Performance Measures	Percentage weight of the total potential award(1)	Target	Actual(2)	Achievement relative to threshold, target, maximum goals
Average adjusted return on equity	50%	6th position relative to peers	6th position relative to peers	Achieved target
Allstate Protection growth in policies in force over the 3-year cycle	25%	5.0%	6.6%	Between target and maximum
Allstate Financial growth in retail premiums and deposits over the 3-year cycle	25%	10.0%	-2.6%	Below threshold

(1)
Same weight applied for all named executives.

(2)
The weighted results stated as a percentage of the target goals for all of the named executives was 95%.

        The average adjusted return on equity measure compares Allstate's performance to the peer insurance companies listed on page 20. Allstate's ranked position relative to this peer group determines the percentage of the total target award for this performance measure to be paid, as indicated in the following table. No payment is made unless the average adjusted return on equity exceeds the average risk free rate of return on three-year Treasury notes over the three-year cycle, plus 200 basis points, regardless of Allstate's standing compared to the peer group. For the 2004-2006 cycle, we achieved the 6th position and met the target level of performance. In addition the average adjusted return on equity exceeded the average risk free rate of return by 1,394 basis points.

AVERAGE ADJUSTED RETURN ON EQUITY RELATIVE
TO PEER GROUP, 2004-2006 CYCLE

	Peer Position	% of Target Award
	9-11	0%
Threshold	8	60%
	7	80%
Target	6	100%
	5	150%
	4	200%
	3	250%
Maximum	1-2	300%

        Target award opportunities approved by the Committee are stated as a percentage of annual base salary. Award opportunities for the named executives are capped at 300% of the target awards. Awards for each cycle are calculated using base salary in effect at the beginning of the cycle, as adjusted by any promotional increases granted during the course of the cycle on a prorated basis. For the 2004-2006 cycle, the long-term cash incentive target awards for the named executives, as a percentage of base salary, were as follows: Mr. Liddy-155%, Messrs. Hale and Simonson-80%, Mr. Sylla-100% and Mr. Wilson-100% for the portion of the cycle prior to his promotion to chief operating officer in June 2005 and 120% for the remainder of the cycle.

        In calculating the long-term cash incentive awards, our achievement with respect to each performance measure for a particular cycle is expressed as a percentage of the target goal, with interpolation applied between the threshold, target, and maximum goals. That percentage is multiplied by the weight assigned to that particular performance measure and the resulting percentage is multiplied by the executive's target award opportunity for the cycle. The amount of each executive's long-term cash incentive award for a particular cycle is the sum of these calculations for all performance measures for the cycle, unless otherwise adjusted by the Committee. Long-term cash incentive awards based on the achievement of the performance measures for the 2004-2006 cycle were paid in March 2007 and are included in the amounts reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table and broken out separately from annual cash incentive awards in a footnote to that table. The target and maximum long-term cash incentive award opportunities for the 2006-2008 cycle are included in the Estimated Future Payouts under Non-Equity Incentive Plan Awards column in the Grants of Plan-Based Awards table.

Other Elements of Compensation

        To remain competitive with other employers and to attract, retain, and motivate highly talented executives, we provide the retirement benefits described on pages 38 - 42 and we make health and welfare benefits such as medical, dental, vision, disability, group life, accidental death and group legal insurance available to all employees through a cafeteria plan without regard to the employees' specific positions.

        For the named executives, we provide or pay for the use of cell phones, tax preparation services, financial planning services, ground transportation, and tax gross-ups in limited circumstances. We also provide and pay for physicals as we believe the continued good health of these executives is vital to Allstate and a business necessity. We do not provide executives with separate dining or other facilities, country club memberships, special medical insurance coverage, or individually owned life insurance policies, and we do not maintain real property for the exclusive personal use or enjoyment by executives. Our Board encourages the chairman and chief executive officer to use our corporate aircraft in order to deal with emergency and special situations and to avoid the risks of commercial air travel. In limited circumstances approved by the chief executive officer, members of our senior management team are permitted to use our corporate aircraft for personal purposes.

Impact of Tax Considerations on Compensation

        We are subject to a limit of $1 million per executive on the amount of the tax deduction we are entitled to take for compensation paid in a year to our CEO and the four other most highly compensated officers as of the last day of the fiscal year in which the compensation is paid unless the compensation meets specific standards. We may deduct more than $1 million in compensation if the standards are met, including that the compensation is "performance based" and is paid pursuant to a plan that meets certain requirements. The Compensation and Succession Committee considers the impact of this rule in developing, implementing and administering our compensation programs, and balances this rule with our goal of structuring compensation programs that attract, motivate, and retain highly talented executives.

        Our compensation programs are designed and administered so that payments to affected executives can be fully deductible. However, in light of the balance mentioned above and the need to maintain flexibility in administering compensation programs, in any year we may authorize compensation in excess of $1 million that does not meet the required standards for deductibility. The amount of compensation paid in 2006 that was not deductible for tax purposes was $495,770.

        The Internal Revenue Code was amended effective January 1, 2005 to impose tax, interest and penalties on the recipients of deferred compensation that does not meet specified requirements. (The requirements do not apply to the Allstate Retirement Plan and our 401(k) plan.) We believe that we are operating in good faith compliance with the specified requirements, and intend to structure all deferred compensation so the recipients can avoid being subject to the tax, interest and penalties.

Summary Compensation and Grants of Plan-Based Awards Tables for 2006

        The following tables summarize the total compensation of each of Allstate's named executives, including Mr. Liddy and Mr. Hale, Allstate's chief executive officer and chief financial officer, for the fiscal year 2006.

SUMMARY COMPENSATION TABLE(1)

NAME(2)	YEAR	SALARY ($)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(6)	ALL OTHER COMPENSATION ($)(7)	TOTAL ($)
Mr. Liddy Chairman and Chief Executive Officer	2006	1,211,545	4,969,223	7,224,274	5,338,086	5,132,247(8)	108,408	23,983,783
Mr. Hale Vice President and Chief Financial Officer	2006	581,082	1,098,336	1,553,460	1,592,597	64,173(9)	28,533	4,918,181
Mr. Simonson President, Allstate Investments, LLC	2006	570,852	1,082,184	1,523,000	1,388,767	324,487(10)	31,187	4,920,477
Mr. Sylla President, Allstate Financial	2006	603,815	1,200,632	1,751,450	2,099,606	677,262(11)	29,768	6,362,533
Mr. Wilson President and Chief Operating Officer	2006	825,584	1,425,678	2,206,938	2,655,828	605,793(12)	111,234	7,831,055

(1)
As described in footnotes 3 and 4, the accounting treatment of stock and option awards is substantially different for the named executives who are retirement eligible compared to those who are not. In order to enhance internal and external comparability, we are providing the following alternative summary compensation table. In calculating the value of the stock and option awards for this alternative table, we assumed that none of the named executives were retirement eligible on December 31, 2006. In all other respects, the values were calculated in accordance with FAS123R.

SUMMARY COMPENSATION TABLE IF NAMED EXECUTIVES WERE NOT RETIREMENT ELIGIBLE

	YEAR	SALARY ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NON QUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Mr. Liddy	2006	1,211,545	2,521,193	4,355,007	5,338,086	5,132,247	108,408	18,666,486
Mr. Hale	2006	581,082	880,379	1,034,759	1,592,597	64,173	28,533	4,181,523
Mr. Simonson	2006	570,852	692,531	999,613	1,388,767	324,487	31,187	4,007,437
Mr. Sylla	2006	603,815	750,091	1,158,355	2,099,606	677,262	29,768	5,318,897
Mr. Wilson	2006	825,584	1,425,678	2,206,938	2,655,828	605,793	111,234	7,831,055
(2)
Titles in effect after December 31, 2006 and on or before March 15, 2007: Mr. Liddy, Chairman; Mr. Wilson, President and Chief Executive Officer; Mr. Sylla, Chairman of the Board and President of Allstate Life Insurance Company.

(3)
The compensation cost recognized in our 2006 audited financial statements for RSU awards for 2006 and restricted stock and RSU awards in previous years, computed in accordance with FAS 123R. The assumptions used in the valuation are discussed in note 17 to our audited financial statements for 2006. Under FAS 123R, the cost of these RSU awards must be amortized over the shorter of the vesting period or the period ending on the executive's retirement eligibility date. Because each of Messrs. Liddy, Hale, Simonson, and Sylla was or became retirement eligible during 2006, this cost includes the entire grant date fair value of their 2006 RSU awards, even though the restrictions expire in one or more installments over four years and expiration is not accelerated upon retirement. In addition, because he became retirement eligible in January of 2006, the cost for Mr. Liddy includes the cost for RSU and restricted stock awards that had been granted in 2002 through 2005 but had not been previously recognized in our financial statements. Messrs. Hale, Simonson, and Sylla were all retirement eligible prior to January 1, 2006 and as a result their prior grants had all previously been expensed. Thus, the only expense for them in 2006 was associated with the 2006 grants. None of the named executives forfeited any restricted stock or RSU awards in 2006. The number of RSUs granted in 2006 to each named executive is provided in the table on page 26, above.

(4)
The compensation cost recognized in our 2006 audited financial statements for stock option awards for 2006 and previous years, computed in accordance with FAS 123R. The assumptions used in the valuation are discussed in note 17 to our audited financial statements for 2006. Under FAS123R, the cost of these stock option awards must be amortized over the shorter of the vesting period or the period ending on the executive's retirement eligibility date. Because each of Messrs. Liddy, Hale, Simonson, and Sylla was or became retirement eligible during 2006, this cost includes the entire grant date fair value of their 2006 stock option awards, even though the awards vest in installments over four years and vesting is not accelerated upon retirement. In addition, because he became retirement eligible in January of 2006, the cost for Mr. Liddy includes the cost for stock option awards that had been granted in 2002 through 2005 but had not been previously recognized in our financial statements. Messrs. Hale, Simonson, and Sylla were all retirement eligible prior to January 1, 2006 and as a result their prior grants had all previously been expensed, thus, the only expense for them in 2006 was associated with the 2006 grants. None of the named executives forfeited option awards in 2006. The number of options granted in 2006 to each named executive is provided in the table on page 26, above.

(5)
Amounts earned under the Annual Covered Employee Incentive Compensation Plan are paid in the year following performance. Amounts earned under Allstate's Long-Term Executive Incentive Compensation Plan are paid in the year following the performance cycle. The amounts shown in the Summary Compensation Table include amounts earned in 2006 and paid under these plans in 2007. The break-down for each component is as follows:

NAME	ANNUAL CASH INCENTIVE AWARD	LONG-TERM CASH INCENTIVE AWARD 2004-2006 CYCLE
Mr. Liddy	$3,733,067	$1,605,019
Mr. Hale	$1,193,597	$ 399,000
Mr. Simonson	$1,023,967	$ 364,800
Mr. Sylla	$1,577,110	$ 522,496
Mr. Wilson	$1,894,112	$ 761,716
(6)
Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2006. These are benefits under the Allstate Retirement Plan (ARP), the Allstate Insurance Company Supplemental Retirement Income Plan (SRIP), and pension benefit enhancement plans for Messrs. Liddy and Sylla. Non-qualified deferred compensation earnings are not reflected since our Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date used for financial statement reporting purposes, October 31, as well as the methodology employed for purposes of Allstate's financial statements, were used in the calculation of the change in present value. (See note 16 to our audited financial statements for 2006.) For the October 31, 2005 measurement date, the December 31, 2004 accrued benefit was adjusted to reflect 10 months of additional service and changes in the participants' social security based covered compensation. This provides a good estimate of the October 31, 2005 accrued benefits as the ARP, the SRIP, and enhancement benefits are based on the average annual compensation at the close of the previous calendar year.

(7)
Detailed information is set forth, below, in the All Other Compensation—Supplemental Table.

(8)
Reflects increases in the actuarial value of the benefits provided to Mr. Liddy pursuant to the Allstate Retirement Plan, Supplemental Retirement Income Plan, and pension benefit enhancement of $69,146, $3,260,580 and $1,802,521, respectively.

(9)
Reflects increases in the actuarial value of the benefits provided to Mr. Hale pursuant to the Allstate Retirement Plan and Supplemental Retirement Income Plan of $7,445 and $56,728, respectively.

(10)
Reflects increases in the actuarial value of the benefits provided to Mr. Simonson pursuant to the Allstate Retirement Plan and Supplemental Retirement Income Plan of $44,520, and $279,967, respectively.

(11)
Reflects increases in the actuarial value of the benefits provided to Mr. Sylla pursuant to the Allstate Retirement Plan, Supplemental Retirement Income Plan, and pension benefit enhancement of $70,495, $445,318 and $161,449, respectively.

(12)
Reflects increases in the actuarial value of the benefits provided to Mr. Wilson pursuant to the Allstate Retirement Plan and Supplemental Retirement Income Plan of $30,510 and $575,283, respectively.

ALL OTHER COMPENSATION—SUPPLEMENTAL TABLE
(In dollars.)

Name	Cell Phone(1)	Tax Preparation Services	Tax Gross-Up(2)	Personal Use of Aircraft(3)	Financial Planning(4)	Ground Transportation(5)	Premium Group Life Insurance(6)	401(k) Match(7)	TOTAL All Other Compensation(8)
Mr. Liddy	470	2,000	1,303	79,493	0	14,060	82	11,000	108,408
Mr. Hale	212	2,000	835	0	0	14,360	126	11,000	28,533
Mr. Simonson(9)	49	2,000	1,303	0	0	16,710	125	11,000	31,187
Mr. Sylla	355	2,000	1,303	0	0	15,110	0	11,000	29,768
Mr. Wilson	833	3,000	1,955	68,667	10,000	15,750	29	11,000	111,234

(1)
30% of each monthly cell phone service bill is included in the income of each named executive. The 30% represents the estimated average personal use by Allstate(1)s senior officer group.

(2)
The amount reimbursed for the payment of taxes with respect to tax preparation services.

(3)
The amount reported for personal use of aircraft is based on the incremental cost method. The incremental cost of aircraft use is calculated based on average variable costs to Allstate, net of taxes. Variable operating costs include fuel, maintenance, weather-monitoring, on-board catering, landing/ramp fees, and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of flight hours flown by the aircraft to derive an average variable cost per flight hour. This average variable cost per flight hour is then multiplied by the flight hours flown for personal use to derive the incremental cost. This method of calculating the incremental cost excludes fixed costs that do not change based on usage, such as pilots' and other employees' salaries, costs incurred in purchasing the aircraft, and non-trip related hangar expenses. For tax purposes, income is imputed to the executive for non-business travel based on a multiple of the Standard Industry Fare Level (SIFL) rates.

(4)
Allstate pays for the first $10,000 of financial planning services billed each calendar year; the officer is responsible for any charges in excess of $10,000. The financial planning benefit is valued based on the actual service fee charged.

(5)
Car allowance and personal use of Allstate drivers and cars. For 2006 the named executives were provided with a car allowance of $521.54 per pay period for 26 pay periods. Allstate's named executives may use our cars and drivers for business and personal use. The value of any personal use is treated as taxable income. The amount included in this column is the annual car allowance and the incremental cost of any personal use of our car and drivers calculated at $50 per trip.

(6)
Allstate makes optional group life insurance available to all employees through a cafeteria plan.

(7)
Each of the named executives participated in our 401(k) plan during 2006. The amount shown is the amount allocated to their accounts as employer matching contributions.

(8)
In addition to the items of compensation listed in this table, we provide supplemental long-term disability coverage to regular full-time and regular part-time employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the Allstate Group Long Term Disability Insurance Plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2006 and so no incremental cost is reflected in the table.

(9)
For tax purposes, Mr. Simonson had $12,606 of income imputed to him in 2006 for attendance at a promotional event for which Allstate did not incur any incremental cost and so no incremental cost is reflected in the table and the "All Other Compensation" column of the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS AT FISCAL YEAR-END 2006(1)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)						Grant Date Fair Value ($)(4)
Name	Grant Date	Plan Name	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Shr)(3)	Stock Awards	Option Awards
Mr. Liddy	Feb. 21, 2006	Long-term cash incentive, 2006-2008 cycle	364,251	1,821,256	5,463,769	84,000	410,000	53.84	4,522,560	6,244,300
		Annual cash incentive	376,120	1,455,008	4,365,025
Mr. Hale	Feb. 21, 2006	Long-term cash incentive, 2006-2008 cycle	90,401	452,006	1,356,019	20,400	102,000	53.84	1,098,336	1,553,460
		Annual cash incentive	120,255	465,204	1,395,612

Mr. Simonson	Feb. 21, 2006	Long-term cash incentive, 2006-2008 cycle	87,360	436,800	1,310,400	20,100	100,000	53.84	1,082,184	1,523,000
		Annual cash incentive	22,860	457,205	1,371,614
Mr. Sylla	Feb. 21, 2006	Long-term cash incentive, 2006-2008 cycle	117,401	587,004	1,761,012	22,300	115,000	53.84	1,200,632	1,751,450
		Annual cash incentive	108,767	543,831	1,631,494
Mr. Wilson	Feb. 21, 2006	Long-term cash incentive, 2006-2008 cycle	192,001	960,005	2,880,015	37,700	190,000	53.84	2,029,768	2,893,700
		Annual cash incentive	127,451	826,257	2,478,771

(1)
Awards under the Annual Covered Employee Incentive Compensation Plan, the Long-Term Executive Incentive Compensation Plan, and the 2001 Equity Incentive Plan.

(2)
If Messrs. Liddy and Sylla retire before December 31, 2008, as has been announced, they will be entitled to prorated awards in accordance with the terms of our Long-Term Executive Incentive Compensation Plan.

(3)
The exercise price of each option is equal to the fair market value of Allstate's common stock on the date of grant. Fair market value is equal to the average of high and low sale prices on the date of grant or, if there was no such sale on the date of grant, then on the last previous day on which there was a sale. For options granted on February 21, 2006, the closing price was less than the average of the high and low stock price on that day.

(4)
The aggregate grant date fair value of restricted stock unit (RSU) and stock option awards for 2006, computed in accordance with FAS 123R. The assumptions used in the valuation are discussed in note 17 to our audited financial statements for 2006.

        The tables set forth above (Summary Compensation Table, All Other Compensation—Supplemental Table, and Grants of Plan Based Awards table) detail the specific cash and non-cash compensation earned by, awarded to, or paid to the named executives during 2006. The following discussion of incentive compensation for 2006 elaborates on the more general information provided above in the CD&A.

  Non-Equity Incentive Compensation

        Annual and long-term cash incentive awards earned by the named executives in 2006 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. That column includes each named executive's annual cash incentive award for 2006 and long-term cash incentive award for the 2004-2006 cycle. The amount attributable to annual and long-term, respectively, is provided in a footnote to the Summary Compensation Table.

        The Estimated Future Payout Under Non-Equity Incentive Plan Awards column of the Grants of Plan-Based Awards at Fiscal Year-End 2006 table includes the threshold, target and maximum award opportunities for 2006 annual cash incentive compensation and correlates to the actual amount of the annual cash incentive awards earned for 2006 included in the amount reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The amount specified in the table as the threshold award for each named executive is the amount of the annual cash incentive award that he would have earned if Allstate had achieved the threshold goal on only two performance measures: corporate-level adjusted operating income per diluted share and Allstate Financial adjusted operating income. Annual cash incentive awards were earned by the named executives with respect to the other performance measures only if the threshold goals for those measures were exceeded. If Allstate had not achieved the threshold goal on either corporate-level adjusted operating income per diluted share or Allstate Financial adjusted operating income, it is possible that a lower award would have been earned based on achievement in excess of threshold for one or more other performance measures. Also, if Allstate failed to achieve the threshold goals for all of the performance measures, the threshold awards for all of the named executives would have been zero.

        The Estimated Future Payout Under Non-Equity Incentive Plan Awards column of the Grants of Plan-Based Awards at Fiscal Year-End 2006 table also includes the threshold, target and maximum award opportunities for the long-term cash incentive awards for the 2006-2008 cycle. The actual amount of long-term cash incentive awards earned for the 2006-2008 cycle will be reported in the Summary Compensation Table for the fiscal year ended December 31, 2008. The actual amount of long-term cash incentive awards earned for the 2005-2007 cycle will be reported in the Summary Compensation Table for the fiscal year ended December 31, 2007. The amount specified in the table as the threshold award for each named executive is the amount of the long-term cash incentive award that he will earn for the 2006-2008 cycle if Allstate achieves the threshold goal on one performance measure: average adjusted return on equity. Long-term cash incentive awards will be earned by the named executives with respect to the other performance measures only if the threshold goals for those measures are exceeded. If Allstate does not achieve the threshold goal on average adjusted return on equity, it is possible that a lower award will be earned. If Allstate fails to achieve the threshold goals for all of the performance measures, the threshold awards for all of the named executives will be zero.

        In general, the long-term cash incentive awards for the 2006-2008 cycle will be earned and calculated in the same manner as those for the 2004-2006 cycle, as described above on pages 26-28. The target awards for the named executives, as a percentage of base salary, are the same as those used for the 2004-2006 cycle, except that Mr. Wilson's will be 120% for the portion of the 2006-2008 cycle prior to his promotion to chief executive officer on January 1, 2007 and 140% for the remainder of the cycle. The performance measures, weighting, and goals for the 2006-2008 cycle are set forth in the following table. A description of each performance measure is provided under the "Performance Measures" caption at the end of this CD&A.

LONG-TERM CASH INCENTIVE AWARDS, 2006-2008 CYCLE
PERFORMANCE MEASURES, WEIGHTING, AND TARGET GOALS

Performance Measures	Percentage weight of the total potential award(1)	Target
Average adjusted return on equity relative to peers	50%	5th position relative to peers
Allstate Protection growth in policies in force over the 3-year cycle	25%	5%
Allstate Financial return on total capital	25%	9.5%

(1)
Same weight applied for all named executives.

        For the return on equity measure, Allstate's performance will be ranked relative to the peer insurance companies listed on page 20 as indicated in the following table. However, for the 2006-2008 cycle, Cincinnati Financial Corporation was excluded because it pursues a buy-and-hold equity investment strategy different than the other peers that has resulted in a significant build up of unrealized capital gains in its equity portfolio, which impacts its adjusted return on equity.

AVERAGE ADJUSTED RETURN ON EQUITY RELATIVE
TO PEER GROUP, 2006-2008 CYCLE

	Peer Position	% of Target Award
	9-10	0%
Threshold	8	40%
	7	60%
	6	80%
Target	5	100%
	4	150%
	3	200%
	2	250%
Maximum	1	300%

  Equity Compensation

        Restricted stock unit (RSU) awards, restricted stock awards, and stock option awards granted to the named executives are reported in the following columns to these tables:

Equity awards	Tables and Columns
RSUs/Restricted Stock	Stock Awards column in the Summary Compensation Table	All Other Stock Awards column in the Grants of Plan Based Awards table	Stock Awards column in the Outstanding Equity Awards at Fiscal Year-End table
Stock options	Option Awards column in the Summary Compensation Table	All Other Option Awards column in the Grants of Plan Based Awards table	Option Awards columns in the Outstanding Equity Awards at Fiscal Year-End table

        As stated above, the Compensation and Succession Committee granted two sets of equity awards in 2006: annual awards and special awards. Each set included both RSUs and options.

        The 2006 annual RSUs vest in one installment on February 21, 2010 and the special awards vest in four annual installments of 25% on the first four anniversaries of the grant date, except in certain change-in-control situations or under other special circumstances approved by the Compensation and Succession Committee. Normally, the named executive must be employed in order for the RSUs to vest. However, RSUs continue to vest following retirement on or after the normal retirement date specified in the award. If the named executive dies, then as of the date of death, all unvested RSUs granted in 2006 will vest and become nonforfeitable. The RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Allstate common stockholders.

        The 2006 annual and special awards of stock options become exercisable in four annual installments of 25% on the first four anniversaries of the grant date and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Compensation and Succession Committee. Normally, the named executive must be employed at the time of vesting in order for the options to vest. If the named executive terminates on or after his normal retirement date under the stock option award agreements, stock options not vested will continue to vest as scheduled. When the options become vested, they may be exercised by the named executive at any time on or before the earlier to occur of (i) the expiration date of the option and (ii) the fifth anniversary of the date of the named executive's termination of employment. If the named executive dies or becomes disabled, unvested stock options will vest and may be exercised by the named executive officer (or his personal representative, estate or transferee, as the case may be) at any time on or before the earlier to occur of (i) the expiration date of the option and (ii) the second anniversary of the date of the named executive's termination of employment. The options were granted with an exercise price equal to the fair market value of Allstate's common stock on the date of grant. Each option is a nonqualified stock option. Each option includes tax withholding rights that permit the holder to elect to have shares withheld to satisfy minimum federal, state and local tax withholding requirements. Option holders may exchange shares previously owned to satisfy all or part of the exercise price. The vested portions of all the options may be transferred during the holder's lifetime to, or for the benefit of, family members. Any taxes payable upon a transferee's subsequent exercise of the option remain the obligation of the original option holder.

Outstanding Equity Awards at Fiscal Year-End 2006

        The following table summarizes the outstanding equity awards of the named executives as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(2)		Number of Securities Underlying Unexercised Options (#) UnExercisable(3)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested(5)
Mr. Liddy	400,000		0		$42.00	May 15, 2011	0		0
	550,000		0		$33.38	Feb. 7, 2012	0		0
	204,000		68,000		$31.78	Feb. 7, 2013	71,000		$ 4,622,810
	136,000		136,000		$45.96	Feb. 6, 2014	40,000		$ 2,604,400
	57,460		172,380		$52.57	Feb. 22, 2015	35,083		$ 2,284,254
	0		43,576	*(6)	$61.39	Aug. 14, 2007	0		0
	36,013	*	108,039	*	$56.96	May 18, 2010	0		0
	0		169,000		$53.84	Feb. 21, 2016	36,500		$ 2,376,515
	0		241,000		$53.84	Feb. 21, 2016	47,500	**	$ 3,092,725
									Aggregate Market Value
									$14,980,704
Mr. Hale	50,000		50,000	(7)	$38.06	Jan. 7, 2013	25,000	(8)	$ 1,627,750
	54,750		18,250		$31.78	Feb. 7, 2013	19,100		$ 1,243,601
	35,150		35,150		$45.96	Feb. 6, 2014	10,400		$ 677,144
	14,900		44,700		$52.57	Feb. 22, 2015	9,097		$ 592,306
	0		40,000		$53.84	Feb. 21, 2016	9,400		$ 612,034
	0		62,000		$53.84	Feb. 21, 2016	11,000	**	$ 716,210
									Aggregate Market Value
									$ 5,469,045
Mr. Simonson	62,500		62,500	(9)	$36.40	July 29, 2012	20,000	(10)	$ 1,302,200
	47,250		15,750		$31.78	Feb. 7, 2013	16,400		$ 1,067,804
	32,150		32,150		$45.96	Feb. 6, 2014	9,500		$ 618,545
	14,216		42,648		$52.57	Feb. 22, 2015	8,680		$ 565,154
	0		40,000		$53.84	Feb. 21, 2016	9,100		$ 592,501
	0		60,000		$53.84	Feb. 21, 2016	11,000	**	$ 716,210
									Aggregate Market Value
									$ 4,862,414
Mr. Sylla	88,300		0		$42.00	May 15, 2011	0		0
	0		22,250		$31.78	Feb. 7, 2013	23,300		$ 1,517,063
	47,500		47,500		$45.96	Feb. 6, 2014	12,600		$ 820,386
	18,076		54,228		$52.57	Feb. 22, 2015	11,037		$ 718,619
	0		40,000		$53.84	Feb. 21, 2016	11,300		$ 735,743
	0		75,000		$53.84	Feb. 21, 2016	11,000	**	$ 716,210
									Aggregate Market Value
									$ 4,508,021

Mr. Wilson	38,934		0		$36.64	Aug. 14, 2007	0		0
	53,850		0		$42.50	Aug. 13, 2008	0		0
	50,000		0		$39.19	Jan. 4, 2009	0		0
	115,340		0		$35.00	Aug. 12, 2009	0		0
	112,892		0		$42.00	May 15, 2011	0		0
	167,000		0		$33.38	Feb. 7, 2012	0		0
	75,750		25,250		$31.78	Feb. 7, 2013	26,400		$ 1,718,904
	48,550		48,550		$45.96	Feb. 6, 2014	14,300		$ 931,073
	24,744		74,232		$52.57	Feb. 22, 2015	16,818		$ 1,095,020
	25,000		75,000	(11)	$58.47	June 1, 2015	25,000		$ 1,627,750
	12,213	*	36,639	*	$59.93	May 18, 2010	0		0
	0		66,000		$53.84	Feb. 21, 2016	18,700		$ 1,217,557
	0		124,000		$53.84	Feb. 21, 2016	19,000	**	$ 1,237,090
									Aggregate Market Value
									$ 7,827,394

(1)
Options granted before 1998 vest in three installments on the first three anniversaries of the grant date. Options granted in 1998 and thereafter vest in four installments on the first four anniversaries of the grant date except as otherwise noted. The exercise price of each option is equal to the fair market value of Allstate's common stock on the date of grant. Fair market value is equal to the average of high and low sale prices on the date of grant or, if there was no such sale on the date of grant, then on the last previous day on which there was a sale. An asterisk (*) denotes reload options issued to replace shares tendered in payment of the exercise price of prior option awards. These reload options are subject to the same vesting terms and expiration date as the original options including becoming exercisable in three or four annual installments beginning one year after the reload option grant date. For option awards granted after 2003, the Compensation and Succession Committee eliminated the reload feature and no new option awards will be granted that contain a reload feature.

(2)
The aggregate value and aggregate number of exercisable in-the-money options as of December 31, 2006 for each of the named executives is as follows: Mr. Liddy—$37,113,274 (1,383,473 aggregate number exercisable), Mr. Hale—$4,037,286 (154,800 aggregate number exercisable), Mr. Simonson—$4,163,159 (156,116 aggregate number exercisable), Mr. Sylla—$3,176,911 (153,876 aggregate number exercisable), and Mr. Wilson—$18,996,764 (724,273 aggregate number exercisable).

(3)
The aggregate value and aggregate number of unexercisable in-the-money options as of December 31, 2006 for each of the named executives is as follows: Mr. Liddy—$12,695,806 (937,995 aggregate number unexercisable), Mr. Hale—$4,343,973 (250,100 aggregate number unexercisable), Mr. Simonson—$4,596,801 (253,048 aggregate number unexercisable), Mr. Sylla—$3,627,287 (238,978 aggregate number unexercisable), and Mr. Wilson—$5,531,274 (449,671 aggregate number unexercisable).

(4)
Except as otherwise noted, each RSU award vests and the restrictions on each restricted stock award expire in one installment on the fourth anniversary of the grant date. Stock awards made prior to 2005 were made in the form of restricted stock. Stock awards made in 2005 and thereafter were made in the form of RSUs. Double asterisk (**) denotes RSUs that vest in four equal installments on the first four anniversaries of the grant date.

(5)
Amount is based on the closing price of our common stock of $65.11 on December 29, 2006.

(6)
The final two installments of this reload option cannot be exercised because the underlying option expires before the installments vest.

(7)
Stock options awarded as a new hire grant; options vest in two equal installments on the third anniversary, January 7, 2006, and the fifth anniversary, January 7, 2008, of the grant date.

(8)
Restricted stock awarded as a new hire grant; restrictions expire in one installment on the fourth anniversary of the grant date, January 7, 2007.

(9)
Stock options awarded as a new hire grant; options vest in two equal installments on the third anniversary, July 29, 2005, and the fifth anniversary, July 29, 2007, of the grant date.

(10)
Restricted stock awarded as a new hire grant; restrictions expire in one installment on the fifth anniversary of the grant date, July 29, 2007.

(11)
Stock options awarded in connection with promotion to President and Chief Operating Officer, June 1, 2005; options vest in four installments of 25% on the first four anniversaries of the grant date.

Option Exercises and Stock Vested at Fiscal Year-End 2006

        The following table summarizes the options exercised by the named executives during 2006 and the restricted stock and RSU awards that vested during 2006.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2006

	Option Awards (as of 12/29/06)		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Liddy	646,788	16,471,027	0	0
Mr. Hale	0	0	0	0
Mr. Simonson	0	0	0	0
Mr. Sylla	215,750	5,597,520	0	0
Mr. Wilson	16,492	301,912	0	0

(1)
For fiscal year 2006, there was no vesting of restricted stock or RSU awards.

Retirement Benefits

        Each named executive officer participates in two different defined benefit pension plans, and two of the named executive officers participate in a third arrangement that provides additional supplemental pension benefits which is referred to as the pension benefit enhancement.

  ARP and SRIP

        The first plan is the Allstate Retirement Plan (ARP), which is a tax qualified defined benefit pension plan available to all of our regular full-time and regular part-time employees who meet certain age and service requirements. The purpose of the ARP is to provide an assured retirement income related to an employee's level of compensation and length of service at no cost to the employee. This benefit can supplement other sources of income such as our 401(k) plan, social security, personal savings, and other assets. As the ARP is a tax qualified plan, federal tax law places limits on (1) the amount of an individual's compensation that can be used to calculate plan benefits and (2) the total amount of benefits payable to a participant under the plan on an annual basis. These limits may result in a lower benefit under the ARP than would have been payable if the limits did not exist for certain of our employees. The second plan, the Allstate Insurance Company Supplemental Retirement Income Plan (SRIP), was created for the purpose of providing ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits described above did not exist.

  Pension Benefit Enhancement

        Messrs. Liddy and Sylla have supplemental nonqualified retirement benefit agreements which provide for additional years of vesting and credited service. Because Mr. Liddy joined Sears, Roebuck and Co., our former parent company, midway through his career and because Mr. Sylla joined Allstate midway through his career, each was provided with pension enhancements to compensate for retirement benefits that he was foregoing in changing employers.

        The following table summarizes the named executives' pension benefits.

PENSION BENEFITS

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT(1) ($)	PAYMENTS DURING LAST FISCAL YEAR ($)
Mr. Liddy	Allstate Retirement Plan	19	510,888	0
	Supplemental Retirement Income Plan	19	10,776,800	0
	Mr. Liddy's pension benefit enhancement(2)	24	9,729,599	0
Mr. Hale(3)	Allstate Retirement Plan	4	17,099	0
	Supplemental Retirement Income Plan	4	95,171	0
Mr. Simonson(4)	Allstate Retirement Plan	4	152,935	0
	Supplemental Retirement Income Plan	4	740,164	0
Mr. Sylla	Allstate Retirement Plan	11	461,211	0
	Supplemental Retirement Income Plan	11	2,235,989	0
	Mr. Sylla's pension benefit enhancement(5)	16	1,905,223	0
Mr. Wilson	Allstate Retirement Plan	14	215,088	0
	Supplemental Retirement Income Plan	14	1,700,590	0

(1)
These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will only be known at the time they become eligible for payment. Accrued benefits were calculated as of October 31, 2006 and used to calculate the Present Value of Accumulated Benefits at October 31, 2006. October 31 is our pension plan measurement date used for financial statement reporting purposes.

(2)
See narrative under the heading "Extra Service and Pension Benefit Enhancements" on page 41 and the heading "Sears, Roebuck and Co. Service" on page 41 for the explanation of the years of credited service with respect to Mr. Liddy's pension benefit enhancement.

(3)
Mr. Hale is not currently vested in his benefits under the ARP or SRIP.

(4)
Mr. Simonson is not currently vested in his benefits under the ARP or SRIP.

(5)
See narrative under the heading "Extra Service and Pension Benefit Enhancements" on page 41 for the explanation of the years of credited service with respect to Mr. Sylla's pension benefit enhancement.

        The benefits and value of benefits shown in the Pension Benefits Table are based on the following material factors:

  Benefit Formula Under the ARP

        The ARP has two different types of benefit formulas (final average pay and cash balance) which apply to participants based on their date of hire, or individual choice made prior to the January 1, 2003 introduction of a cash balance design. Of the named executives, only Mr. Hale earns cash balance benefits.

        Benefits under the final average pay formula are earned and stated in the form of a straight life annuity payable at the normal retirement date (age 65). For all participants who earn final average pay benefits and become members of the ARP after 1988, including Messrs. Liddy, Simonson, Sylla, and Wilson, the final average pay formula is the sum of the Base Benefit and the Additional Benefit, which are defined as follows:

  •
  Base Benefit =1.55% of the participant's average annual compensation, multiplied by his credited service after 1988 (limited to 28 years of credited service)

  •
  Additional Benefit =0.65% of the amount, if any, of the participant's average annual compensation that exceeds his covered compensation (the average of the maximum annual salary taxable for Social Security over the 35-year period ending the year the participant would reach Social Security retirement age) multiplied by his credited service after 1988 (limited to 28 years of credited service)

        For participants earning cash balance benefits, including Mr. Hale, pay credits are added to the cash balance account on a quarterly basis as a percent of compensation and based on the participant's years of vesting service as follows:

CASH BALANCE PLAN PAY CREDITS

Vesting Service	Pay Credit %
Less than 1 year	0%
1 year, but less than 5 years	2.5%
5 years, but less than 10 years	3%
10 years, but less than 15 years	4%
15 years, but less than 20 years	5%
20 years, but less than 25 years	6%
25 years or more	7%

  ARP Early and Normal Retirement Eligibility and Reductions

        The earliest retirement age that a named executive may retire with unreduced retirement benefits under the ARP and SRIP is age 65. However, a participant earning final average pay benefits is entitled to an early retirement benefit if he terminates employment on or after age 55 and the completion of 20 or more years of service. A participant earning cash balance benefits who terminates employment with at least 5 years of vesting service is entitled to a lump sum benefit equal to his cash balance account balance. Currently, none of the named executives are eligible for an early retirement benefit.

        The benefit reduction for early payment of final average pay benefits earned after 1988 is as follows: The Base Benefit as described above is reduced by 0.4% for each full month the benefit is paid prior to the participant's normal retirement date. The Additional Benefit is reduced by 2/3 of 1% for each of the first 36 full months and by 1/3 of 1% for each of the next 84 full months, by which the benefit commencement date precedes the participant's normal retirement date.

  Benefit Formula Under the SRIP

        SRIP benefits are generally determined using a two-step process: (1) determine the amount that would be payable under the ARP under the ARP formula specified above if the federal limits described above did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the ARP formula. The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, an eligible employee is also eligible for early retirement under the SRIP.

  Vesting Under ARP and SRIP

        Eligible employees are vested in the normal retirement benefit under the ARP and the SRIP on the earlier of the completion of five years of service or upon reaching age 65.

  Compensation Used to Determine Pension Benefits

        For the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, pre-tax employee deposits made to our 401(k) plan and our cafeteria plan, holiday pay, and vacation pay. Eligible compensation also includes overtime pay, payment for temporary military service, and payments for short term disability, but does not include long-term cash incentive awards or income related to the exercise of stock options and the vesting of restricted stock and RSUs. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. Average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years preceding the actual retirement or termination date.

  Lump Sums under the Plans

        Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality as required under the Internal Revenue Code. The lump sum payment under the cash balance benefit is generally equal to a participant's cash balance account balance. Payments from the SRIP and amounts payable relating to supplemental pension enhancements are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.

  Valuation Assumptions

        The amounts listed in the Present Value of Accumulated Benefit column of the Pension Benefits table and the amounts listed in the footnotes to the Change in Pension Value column of the Summary Compensation Table are based on the following assumptions:

  •
  Discount rate of 6.0%, payment form assuming 80% paid as a lump sum and 20% paid as an annuity, lump-sum/annuity conversion interest rate of 6.0% and the modified 1994 GAR mortality table (as required under the Internal Revenue Code), and post-retirement mortality for annuitants using the RP2000 table projected 10 years; these are the same as those used for financial reporting year-end disclosure as described in the notes to Allstate's consolidated financial statements. (See note 16 for the benefit plans.)

  •
  Retirement age: normal retirement age under the ARP and SRIP (65). Based on guidance provided by the Securities and Exchange Commission, we have assumed normal retirement age regardless of any announced or anticipated retirements.

  •
  Expected terminations, disability, and pre-retirement mortality: none assumed.

  Extra Service and Pension Benefit Enhancements

        No additional service is granted under the ARP or the SRIP. As a general policy, Allstate does not grant additional service credit outside of the actual service used to calculate ARP and SRIP benefits. However, Messrs. Liddy and Sylla have supplemental nonqualified retirement benefit agreements which provide for additional years of age and credited service. Mr. Liddy's enhanced pension benefit assumes an additional five years of age and service under the final average pay formula through age 61, payable upon termination, retirement, death or change-in-control. At age 62 and after, the enhancement is based on the maximum years of credited service (28) under the final average pay benefit formula which equates to approximately 61% of final average pay. Mr. Liddy will turn 62 on January 28, 2008. Mr. Sylla's enhanced pension benefit assumes an additional five years of age and service under the final average pay formula payable upon termination or retirement on or after age 63 or upon death or change-in-control. Mr. Sylla turned 63 on May 26, 2006. Neither of the pension benefit enhancements have a defined normal retirement date for the amount payable.

  Sears, Roebuck and Co. Service

        Messrs. Liddy and Wilson have 19 and 14 years, respectively, of combined service with Sears, Roebuck and Co., Allstate's former parent company, and Allstate. As a result of their prior Sears service, a portion of Mr. Liddy's and Mr. Wilson's retirement benefits will be paid from the Sears pension plan. Similar to other employees with prior Sears service that were employed by Allstate at the time of the spin-off from Sears in 1995, Mr. Liddy's and Mr. Wilson's pension benefits under the ARP final average pay benefit and the SRIP are calculated as if each had worked their combined Sears-Allstate career with Allstate, and then are reduced by the amounts they earned under the Sears pension plan.

Non-Qualified Deferred Compensation

        The following table summarizes the non-qualified deferred compensation contributions, earnings and account balances of our named executives in 2006. All amounts relate to The Allstate Corporation Deferred Compensation Plan.

NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END 2006

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Mr. Liddy	0	0	331,223	0	2,916,782
Mr. Hale	0	0	24,061	0	166,383
Mr. Simonson	0	0	0	0	0
Mr. Sylla	0	0	263,118	0	1,998,697
Mr. Wilson	0	0	66,261	0	453,886

(1)
Aggregate earnings were not included in the named executive's prior year compensation.

(2)
If the named executive was included in the Summary Compensation Tables in our proxy statements for prior years, the portion of these amounts that represents his contributions was previously reported as compensation in those tables.

        In order to remain competitive with other employers, we allow employees, including the named executives, whose annual compensation exceeds the amount specified in the Internal Revenue Code (e.g., $220,000 in 2006), to defer up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds that amount under The Allstate Corporation Deferred Compensation Plan (Deferred Compensation Plan). Allstate does not match participant deferrals and does not guarantee a stated rate of return.

        Deferrals under the Deferred Compensation Plan are credited with earnings, or are subject to losses, based on the results of the investment option or options selected by the participants. The investment options available under the Deferred Compensation Plan are Stable Value, S&P 500, International Equity, Russell 2000 and Bond Funds—options currently available under our 401(k) plan. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or losses based on the funds' investment experience, which are net of administration and investment expenses. Because the rate of return is based on actual investment measures in our 401(k) plan, no above-market earnings are paid. Similar to our 401(k) plan, participants can change their investment elections daily by accessing a secure website or contacting our benefits center. Investment changes are effective the next business day. The Deferred Compensation Plan is unfunded; participants have only the rights of our general unsecured creditors.

        Deferrals under the Deferred Compensation Plan are segregated into pre-2005 balances and post-2004 balances. A named executive may elect to begin receiving a distribution of his pre-2005 balance upon separation from service or in one of the first through fifth years after separation from service. In either event, the named executive may elect to receive payment of his pre-2005 balance in a lump sum or in annual cash installment payments over a period of from two to ten years. An irrevocable distribution election is required before making any post-2004 deferrals into the plan. The distribution options available to the post-2004 balances are similar to those available to the pre-2005 balances, except the earliest distribution date is six months following separation from service. Upon a showing of unforeseeable emergency, a plan participant may be allowed to access funds in his deferred compensation account earlier than the dates specified above.

Potential Payments as a Result of Termination or Change-in-Control

Termination of Employment

        All regular full-time and regular part-time employees are eligible to participate in the Allstate Severance Pay Plan, which is sponsored by Allstate Insurance Company. The Allstate Severance Pay Plan provides severance pay for a specified period of time in the event that employment is involuntarily terminated by Allstate for lack of work, rearrangement of work, or reduction in workforce. Subject to the terms of the Severance Pay Plan, each eligible employee is entitled to a lump sum payment equal to two weeks of pay for each complete year of service, up to a maximum of 52 weeks of pay. There is an additional severance component to recognize vacation days accrued but not yet earned between the employee's annual anniversary date in 2000 and December 31, 2000, unless such days were taken in the form of days off. As regular full-time employees, the named executives also are eligible to participate in the Allstate Service Allowance Plan. This plan, in which all regular full-time and regular part-time employees are eligible to participate, provides severance pay for a specified period of time in the event that employment is involuntarily terminated by Allstate for an inability to satisfactorily perform the responsibilities of the employee's position. Subject to the terms of the Service Allowance Plan, each eligible employee is entitled to a range of two to thirteen weeks of pay based on a graduated schedule reflecting years of service. To the extent that the employee receives severance benefits under change-in-control agreements, the employee waives the right to receive corresponding amounts of severance benefits under the Severance Pay Plan and Service Allowance Plan.

        Allstate has entered into certain agreements or provides certain plans that will require Allstate Insurance Company or The Allstate Corporation to provide compensation or benefits to the named executives in the event of a termination of employment—other than compensation and benefits generally available to all salaried employees. The amount of compensation payable to each named executive or the value of benefits provided to the named executives that exceed the compensation or benefits generally available to all salaried employees in each situation is listed in the tables below. Benefits and payments are calculated assuming a December 31, 2006 employment termination date.

MR. LIDDY

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination ($)		Retirement ($)		Involuntary Termination ($)(2)		Death ($)		Disability ($)
Long-term Cash Incentive Awards(3)	0		1,774,744		0		1,774,744		1,774,744
Stock Options—Unvested and Accelerated	0	(4)	See footnote 5		0	(4)	12,695,806	(6)	12,695,806	(6)
Restricted Stock/RSUs—Unvested and Accelerated	0		See footnote 7		0		5,469,240	(8)	0
Non-Qualified Pension Benefits	21,904,703	(9)	21,904,703	(9)	21,904,703	(9)	21,904,703	(9)	21,904,703	(9)
Post-Termination Welfare Benefits	0		0		0		0		784,800	(10)
Cash Severance	0		0		See footnote 11		0		0

Table continues

MR. HALE

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination ($)		Retirement ($)	Involuntary Termination ($)(2)		Death ($)		Disability ($)
Long-term Cash Incentive Awards(3)	0		441,337	0		441,337		441,337
Stock Options—Unvested and Accelerated	0	(4)	See footnote 5	0	(4)	4,343,973	(6)	4,343,973	(6)
Restricted Stock/RSUs—Unvested and Accelerated	0		See footnote 7	0		1,328,244	(8)	0
Non-Qualified Pension Benefits	0		0	0		102,770	(12)	0
Post-Termination Welfare Benefits	0		0	0		0		286,800	(10)
Cash Severance	0		0	See footnote 11		0		0

MR. SIMONSON

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination ($)		Retirement ($)	Involuntary Termination ($)(2)		Death ($)		Disability ($)
Long-term Cash Incentive Awards(3)	0		422,931	0		422,931		422,931
Stock Options—Unvested and Accelerated	0	(4)	See footnote 5	0	(4)	4,596,801	(6)	4,596,801	(6)
Restricted Stock/RSUs—Unvested and Accelerated	0		See footnote 7	0		1,308,711	(8)	0
Non-Qualified Pension Benefits	0		0	0		898,486	(13)	0
Post-Termination Welfare Benefits	0		0	0		0		529,200	(10)
Cash Severance	0		0	See footnote 11		0		0

MR. SYLLA

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination ($)		Retirement ($)		Involuntary Termination ($)(2)		Death ($)		Disability ($)
Long-term Cash Incentive Awards(3)	0		575,668		0		575,668		575,668
Stock Options—Unvested and Accelerated	0	(4)	See footnote 5		0	(4)	3,627,287	(6)	3,627,287	(6)
Restricted Stock/RSUs—Unvested and Accelerated	0		See footnote 7		0		1,451,953	(8)	0
Non-Qualified Pension Benefits	4,751,297	(14)	4,751,297	(14)	4,751,297	(14)	4,751,297	(14)	4,751,297	(14)
Post-Termination Welfare Benefits	0		0		0		0		609,600	(10)
Cash Severance	0		0		See footnote 11		0		0

MR. WILSON

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination ($)		Retirement ($)(16)		Involuntary Termination ($)(2)		Death ($)		Disability ($)
Long-term Cash Incentive Awards(3)	0		0		0		932,412		932,412
Stock Options—Unvested and Accelerated	0	(4)	0		0	(4)	5,531,274	(6)	5,531,274	(6)
Restricted Stock/RSUs—Unvested and Accelerated	0		0		0		2,454,647	(8)	0
Non-Qualified Pension Benefits	2,180,945	(15)	2,180,945	(15)	2,180,945	(15)	2,180,945	(15)	2,180,945	(15)
Post-Termination Welfare Benefits	0		0		0		0		450,000	(10)
Cash Severance	0		0		See footnote 11		0		0

(1)
The payment of the 2006 annual cash incentive award, the 2004-2006 long-term cash incentive award and any 2006 salary earned but not paid in 2006 due to Allstate's payroll cycle are not included in these tables because these amounts are payable to the named executives regardless of termination, death or disability. A

Footnotes continue

"0" indicates that either there is no amount payable to the named executive or no amount payable to the named executive that is not made available to all salaried employees.

(2)
Examples of "Involuntary Termination" include performance-related terminations, reorganization, and terminations for employee dishonesty and violation of Allstate rules, regulations, or policies.

(3)
If a participant dies, retires or is disabled during a performance cycle, the participant's award will be prorated based on the number of half months in which the participant was eligible to participate during the long-term cash incentive performance cycle. The amount reflected is calculated at target for purposes of this disclosure. The actual payment would be made at the time all awards are paid for that particular performance cycle and calculated based on actual results.

(4)
If the named executive's termination of employment is for any reason other than death, disability or retirement, unvested stock options will be forfeited, and stock options, to the extent they are vested on the date of termination, may be exercised at any time on or before the earlier to occur of (a) the expiration date of the stock option and (b) three months after the date of termination.

(5)
If the named executive retires at the normal retirement date or a health retirement date, unvested stock options continue to vest in accordance with their terms, and all outstanding stock options, when vested, may be exercised, in whole or in part, by the named executive at any time on or before the earlier to occur of (a) the expiration date of the stock option and (b) the fifth anniversary of the date of such termination of employment. The "normal retirement date" under the stock option awards is the date on or after the named executive attains age 60 with at least one year of service. The "health retirement date" is the date on which the named executive terminates for health reasons after attaining age 50, but before attaining age 60, with at least ten years of continuous service. If the named executive retires at the early retirement date, unvested stock options are forfeited, and stock options, to the extent they are vested on the date of termination, may be exercised, in whole or in part, by the named executive at any time on or before the earlier to occur of (a) the expiration date of the stock option and (b) the fifth anniversary of the date of termination of employment. The "early retirement date" is the date the named executive attains age 55 with 20 years of service. The aggregate value of unexercisable in-the-money options as of December 31, 2006 based on a market close price of $65.11 per share of Allstate stock for each of the named executives is as follows: Mr. Liddy—$12,695,806, Mr. Hale—$4,343,973, Mr. Simonson—$4,596,801, and Mr. Sylla—$3,627,287. The actual amount received by the named executives would be based on the market close price on the date the stock options were exercised.

(6)
If the named executive's termination of employment is on account of death or disability, then stock options, to the extent not vested, will vest and may be exercised at any time on or before the earlier to occur of (1) the expiration date of the option and (2) the second anniversary of the date of termination of employment. Stock option values are based on a December 29, 2006 market close price of $65.11 per share of Allstate stock.

(7)
If the named executive retires on or after attaining age 60 with at least one year of service, then no unvested restricted shares or RSUs are forfeited and the unvested shares or RSUs will remain subject to the restriction period established in the award agreement. If the named executive dies following retirement and before the end of the restriction period, then all unvested RSUs immediately become nonforfeitable and vest as of the date of death. The aggregate value of unvested restricted shares or RSUs as of December 31, 2006 based on a market close price of $65.11 per share of Allstate stock for each of the named executives is as follows: Mr. Liddy—$14,980,704, Mr. Hale—$5,469,045, Mr. Simonson—$4,862,414, and Mr. Sylla—$4,508,021. The actual amount received by the named executives would be based on the market close price on the date the stock restriction lapses.

(8)
If the named executive's termination of employment is a result of death, restricted stock units granted on February 21, 2006, immediately become nonforfeitable and the restrictions expire. The December 29, 2006 market close price of $65.11 per share of Allstate stock was used to value the unvested and nonforfeitable awards.

(9)
The present value of the non-qualified pension benefits for Mr. Liddy earned through October 31, 2006, based on a 6% discount rate is disclosed in the Pension Benefits Table. The present value of Mr. Liddy's non-qualified pension benefits earned through December 31, 2006 based on a 5% lump sum factor (the lump sum interest rate used by the Allstate pension plans in 2007) is $21,904,703 ($12,494,105 SRIP benefit, plus a $9,410,598 pension benefit enhancement). Mr. Liddy's pension benefit enhancement is payable immediately

Footnotes continue

under each of the employment termination scenarios. The benefits Mr. Liddy earned under the SRIP would be payable upon reaching age 65 if termination is a result of a voluntary termination, involuntary termination or retirement. Mr. Liddy will turn 65 on January 28, 2011. SRIP benefits would become payable immediately upon death or disability.

(10)
The named executives are eligible to participate in Allstate's supplemental long-term disability plan for employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the Allstate Long Term Disability Plan (Basic Plan). The benefit is equal to 50% of the named executive's qualified annual earnings divided by twelve and rounded to the nearest one hundred dollars, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the Basic Plan. The amount reflected assumes the named executive was totally disabled throughout 2006 and received the monthly benefit for the entire year.

(11)
As regular full-time employees, the named executives are eligible to participate in the Allstate Severance Pay Plan that provides a lump sum payment equal to two weeks of pay for each complete year of service, up to a maximum of 52 weeks of pay, in the event of employment termination resulting from a lack of work, rearrangement of work, or reduction in workforce. As regular full-time employees, the named executives also are eligible to participate in the Allstate Service Allowance Plan. This plan provides severance pay in the event that employment is involuntarily terminated by Allstate for an inability to satisfactorily perform the responsibilities of the employee's position. Each eligible employee is entitled to a range of two to thirteen weeks of pay based on a graduated schedule reflecting years of service.

(12)
The present value of the non-qualified pension benefits for Mr. Hale earned through October 31, 2006, based on a 6% discount rate is disclosed in the Pension Benefits Table. The present value of Mr. Hale's non-qualified pension benefits (SRIP), $102,770, earned through December 31, 2006 is based on a 5% lump sum factor (the lump sum interest rate used by the Allstate pension plans in 2007). Mr. Hale was not vested in his SRIP benefit as of December 31, 2006. The benefits earned under the SRIP would be payable upon reaching age 65, if vested, and if termination is a result of a voluntary termination, involuntary termination or retirement. Mr. Hale will turn 65 on March 23, 2009. SRIP benefits would become payable immediately upon death.

(13)
The present value of the non-qualified pension benefits for Mr. Simonson earned through October 31, 2006, based on a 6% discount rate is disclosed in the Pension Benefits Table. The present value of Mr. Simonson's non-qualified pension benefits (SRIP), $898,486, earned through December 31, 2006 is based on a 5% lump sum factor (the lump sum interest rate used by the Allstate pension plans in 2007). Mr. Simonson was not vested in his SRIP benefit as of December 31, 2006. The benefits earned under the SRIP would be payable upon reaching age 65, if vested, and if termination is a result of a voluntary termination, involuntary termination or retirement. Mr. Simonson will turn 65 on July 28, 2010. SRIP benefits would become payable immediately upon death.

(14)
The present value of the non-qualified pension benefits for Mr. Sylla earned through October 31, 2006, based on a 6% discount rate is disclosed in the Pension Benefits Table. The present value of Mr. Sylla's non-qualified pension benefits earned through December 31, 2006 based on a 5% lump sum factor (the lump sum interest rate used by the Allstate pension plans in 2007) is $4,751,297 ($2,787,537 SRIP benefit, plus a $1,963,760 pension benefit enhancement). Mr. Sylla's pension benefit enhancement is payable immediately under each of the employment termination scenarios. The benefits Mr. Sylla earned under the SRIP would be payable upon reaching age 65 if termination is a result of a voluntary termination, involuntary termination or retirement. Mr. Sylla will turn 65 on May 26, 2008. SRIP benefits would become payable immediately upon death or disability.

(15)
The present value of the non-qualified pension benefits for Mr. Wilson earned through October 31, 2006, based on a 6% discount rate is disclosed in the Pension Benefits Table. The present value of Mr. Wilson's non-qualified pension benefits (SRIP), $2,180,945, earned through December 31, 2006 is based on a 5% lump sum factor (the lump sum interest rate used by the Allstate pension plans in 2007). The benefits earned under the SRIP would be payable upon reaching age 65 if termination is a result of a voluntary termination, involuntary termination or retirement. Mr. Wilson will turn 65 on October 15, 2022. SRIP benefits would become payable immediately upon death or upon reaching age 50 if disabled.

(16)
As of December 31, 2006, Mr. Wilson was not eligible to retire in accordance with Allstate's policy or the terms of any of the Allstate compensation and benefit plans.

Change-in-Control

        The Allstate Corporation and Allstate Insurance Company have entered into agreements with the named executives to provide certain benefits and compensation in the event of a change-in-control. Where provided, change-in-control benefits are intended to strike a balance between preserving management flexibility to integrate acquired businesses and minimize loss of executives, provide reassurance to executives, provide a long-term commitment to executives' job stability and financial security, help keep the executive team intact if a change-in-control transaction does occur, and create parity between Allstate's executives and those of potential merger partners.

        In general, a change-in-control is one or more of the following events: (1) any person acquires more than 20% of Allstate common stock; (2) certain changes are made to the composition of the Board; or (3) certain transactions occur that result in Allstate stockholders owning 70% or less of the surviving corporation's stock. These triggers were selected because, in a widely held company the size of Allstate, they could each result in a substantial change in management. The prospect of a substantial change in management can distract executives from working on behalf of stockholders. The agreements provide for certain immediate change-in-control benefits in order to reassure executives that they will receive previously deferred compensation and that prior equity grants will be honored because decisions as to whether to provide these amounts are not left to management and the directors in place after a change-in-control. In the event of a change-in-control of Allstate that is not a merger of equals, all unvested stock options would become exercisable, restrictions would immediately expire on all restricted stock and RSUs, and nonqualified deferred compensation account balances and supplemental retirement plan benefits would become payable.

        During the three-year period following a change-in-control that is not a merger of equals, the change-in-control agreements provide for a minimum salary, annual cash incentive awards, long-term cash incentive awards and other benefits. In addition they provide that the named executives' positions, authority, duties and responsibilities will be at least commensurate in all material respects with those held prior to the change-in-control.

        Under the change-in-control agreements, severance benefits would be payable if a named executive's employment is terminated either by Allstate without "cause" or by the executive for "good reason" as defined in the agreements during the three-year period following the change-in-control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached his change-in-control agreement, has habitually neglected his duties, or has engaged in willful or reckless material misconduct in the performance of his duties. Good reason includes a failure to pay or reduction in compensation, adverse changes in position, duties, or other terms and conditions of employment, required relocation of more than 30 miles, a failed attempt to terminate the executive for cause, or a termination of employment by a named executive officer for any reason during the 13th month after a change-in-control. The principal severance benefits payable on post-change-in-control terminations include: pro-rated annual cash incentive award and long-term cash incentive awards (all at target); a payment equal to three times the sum of the executive's base salary, target annual cash incentive award, and target annualized long-term cash incentive awards; continuation of certain welfare benefits for three years; an enhanced retirement benefit consisting of an additional three years of service, age and compensation; and reimbursement (on an after-tax basis) of any resulting excise taxes. These more substantial benefits following post-change-in-control terminations are intended to provide executives with sufficient incentive to stay with Allstate in the event of a change-in-control. They provide the executives with some measure of job and financial security so that they are not distracted from working on behalf of stockholders prior to or after a change-in-control. They also provide parity with executives of potential merger partners.

        In a merger of equals, where there is board continuity and top management remains in place, the need for full change-in-control protections is less. We want to maximize management flexibility to reorganize executive teams but still provide a financial safety net for executives to help foster a successful merger of equals. Therefore, in a merger of equals there are fewer immediate benefits and the ability to terminate for "good reason" and draw severance benefits is curtailed. The vesting of stock options would not be accelerated. Furthermore nonqualified deferred compensation account balances and supplemental retirement plan benefits would not become vested, and their payment would not be accelerated. Minimum salary, annual cash incentive awards, long-term cash incentive awards and other benefits would not be protected. Messrs. Hale's, Simonson's, Sylla's and Wilson's positions could be changed as long as they remain an elected officer at a location within 30 miles of their former location. A merger of equals is a merger which satisfies all of the following: 1) Allstate's pre-merger stockholders own 70% or less, but at least 50% of the surviving corporation's stock; 2) for at least three years, 50% or more of the directors of the post-merger corporation were directors of Allstate immediately before the merger, or were unanimously approved by such directors; 3) Allstate's pre-merger chief executive officer remains, for at least one year, the chief executive officer of the post-merger corporation.

        If a named executive's employment is terminated by reason of death or disability during the three-year period commencing on the date of a change-in-control, Allstate will pay the named executive or the named executive's estate a lump-sum cash amount equal to all amounts earned but unpaid, including any annual and long-term cash incentive awards, as of the termination date. In addition, in the event of death, the named executive's estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of disability, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives. If Allstate terminates a named executive's employment for cause, our sole obligation is to pay the named executive a lump-sum cash amount equal to all amounts earned but unpaid, including any annual and long-term cash incentive awards, as of the termination date.

        If a named executive incurs legal fees or other expenses in an effort to enforce the change-in-control agreement, Allstate will reimburse the named executive for these expenses unless it is established by a court that the named executive had no reasonable basis for his claim or acted in bad faith.

        Effective upon a change-of-control, the named executives become subject to covenants prohibiting competition and solicitation of employees, customers, and suppliers at any time until one year after termination of employment.

        The following tables describe the estimated compensation or benefits that would be provided by Allstate Insurance Company or The Allstate Corporation to the named executives in the event of a change-in-control—other than compensation and benefits generally available to all salaried employees. The amount of compensation payable to each named executive or the value of benefits provided to the named executives that exceed the compensation or benefits generally available to all salaried employees in each situation is listed in the tables below. Benefits and payments are calculated assuming a December 31, 2006 employment termination date or change-in-control.

MR. LIDDY

Executive Benefits and Payments Upon Change in Control(1)	Amounts Immediately Payable Upon Mergers of Equals ($)	Amounts Immediately Payable Upon Effective Date of Change-in-Control ($)	Voluntary Termination During 13th Month, Involuntary or Good Reason Termination ($)(2)	Disability/Death/ For Cause Termination ($)
Cash Severance
—Base Salary	0	0	3,675,000(3)	0
—Annual Cash Incentive Awards	0	0	4,410,000(4)	0
—Long-Term Cash Incentive Awards	0	0	7,133,860(5)	0
—Non-qualified pension enhancement	0	0	8,565,238(6)	0
Stock Options—Unvested and Accelerated	0	12,695,806(7)	See footnote 8	0
Restricted Stock/RSUs—Unvested and Accelerated	0	14,980,704(9)	See footnote 8	0
Non-Qualified Pension and Deferred Compensation Benefits	0	24,821,485(10)	See footnote 11	0
Post-Termination Welfare Benefits	0	0	6,583(12)	0
Out-Placement Services	0	0	40,000	0
Excise Tax Reimbursement and Tax Gross-Up(13)	0	0	0	0

MR. HALE

Executive Benefits and Payments Upon Change in Control(1)	Amounts Immediately Payable Upon Mergers of Equals ($)	Amounts Immediately Payable Upon Effective Date of Change-in-Control ($)	Voluntary Termination During 13th Month, Involuntary or Good Reason Termination ($)(2)	Disability/Death/ For Cause Termination ($)
Cash Severance
—Base Salary	0	0	1,761,012(3)	0
—Annual Cash Incentive Awards	0	0	1,408,810(4)	0
—Long-Term Cash Incentive Awards	0	0	1,773,351(5)	0
—Non-qualified pension enhancement	0	0	274,948(6)	0
Stock Options—Unvested and Accelerated	0	4,343,973(7)	See footnote 8	0
Restricted Stock/RSUs—Unvested and Accelerated	0	5,469,045(9)	See footnote 8	0
Non-Qualified Pension and Deferred Compensation Benefits	0	269,153(10)	See footnote 11	0
Post-Termination Welfare Benefits	0	0	6,627(12)	0
Out-Placement Services	0	0	20,000	0
Excise Tax Reimbursement and Tax Gross-Up(13)	0	0	2,282,033	0

Table continues

MR. SIMONSON

Executive Benefits and Payments Upon Change in Control(1)	Amounts Immediately Payable Upon Mergers of Equals ($)	Amounts Immediately Payable Upon Effective Date of Change-in-Control ($)	Voluntary Termination During 13th Month, Involuntary or Good Reason Termination ($)(2)	Disability/Death/ For Cause Termination ($)
Cash Severance
—Base Salary	0	0	1,740,024(3)	0
—Annual Cash Incentive Awards	0	0	1,392,019(4)	0
—Long-Term Cash Incentive Awards	0	0	1,702,127(5)	0
—Non-qualified pension enhancement	0	0	2,679,276(6)	0
Stock Options—Unvested and Accelerated	0	4,596,801(7)	See footnote 8	0
Restricted Stock/RSUs—Unvested and Accelerated	0	4,862,414(9)	See footnote 8	0
Non-Qualified Pension and Deferred Compensation Benefits	0	898,486(10)	See footnote 11	0
Post-Termination Welfare Benefits	0	0	11,164(12)	0
Out-Placement Services	0	0	20,000	0
Excise Tax Reimbursement and Tax Gross-Up(13)	0	0	3,126,279	0

MR. SYLLA

Executive Benefits and Payments Upon Change in Control(1)	Amounts Immediately Payable Upon Mergers of Equals ($)	Amounts Immediately Payable Upon Effective Date of Change-in-Control ($)	Voluntary Termination During 13th Month, Involuntary or Good Reason Termination ($)(2)	Disability/Death/ For Cause Termination ($)
Cash Severance
—Base Salary	0	0	1,830,024(3)	0
—Annual Cash Incentive Awards	0	0	1,647,022(4)	0
—Long-Term Cash Incentive Awards	0	0	2,311,174(5)	0
—Non-qualified pension enhancement	0	0	2,670,611(6)	0
Stock Options—Unvested and Accelerated	0	3,627,287(7)	See footnote 8	0
Restricted Stock/RSUs—Unvested and Accelerated	0	4,508,021(9)	See footnote 8	0
Non-Qualified Pension and Deferred Compensation Benefits	0	6,749,994(10)	See footnote 11	0
Post-Termination Welfare Benefits	0	0	6,531(12)	0
Out-Placement Services	0	0	20,000	0
Excise Tax Reimbursement and Tax Gross-Up(13)	0	0	0	0

Table continues

MR. WILSON

Executive Benefits and Payments Upon Change in Control(1)	Amounts Immediately Payable Upon Mergers of Equals ($)	Amounts Immediately Payable Upon Effective Date of Change-in-Control ($)	Voluntary Termination During 13th Month, Involuntary or Good Reason Termination ($)(2)	Disability/Death/ For Cause Termination ($)
Cash Severance
—Base Salary	0	0	2,505,024(3)	0
—Annual Cash Incentive Awards	0	0	2,505,024(4)	0
—Long-Term Cash Incentive Awards	0	0	3,750,344(5)	0
—Non-qualified pension enhancement	0	0	2,638,921(6)	0
Stock Options—Unvested and Accelerated	0	5,531,274(7)	See footnote 8	0
Restricted Stock/RSUs—Unvested and Accelerated	0	7,827,394(9)	See footnote 8	0
Non-Qualified Pension and Deferred Compensation Benefits	0	2,634,831(10)	See footnote 11	0
Post-Termination Welfare Benefits	0	0	9,546(12)	0
Out-Placement Services	0	0	20,000	0
Excise Tax Reimbursement and Tax Gross-Up(13)	0	0	5,225,632	0

(1)
The payment of the 2006 annual cash incentive award, the 2004-2006 long-term cash incentive award and any 2006 salary earned but not paid in 2006 due to Allstate's payroll cycle are not included in these tables because these amounts are payable to the named executives regardless of a change-in-control. A "0" indicates that either there is no amount payable to the named executive or no amount payable to the named executive that is not made available to all salaried employees.

(2)
Severance benefits would be payable if the named executive terminates his employment during the 13th-month after a change-in-control for any reason. In addition, severance benefits would be payable if a named executive's employment is terminated either by Allstate without "cause" or by the executive for "good reason" during the three-year period following a change-in-control event. For Messrs. Hale, Simonson, Sylla, and Wilson, if the change of control is not a merger of equals, "good reason" is a material adverse change in the named executive's authority, duties, titles or offices. After a merger of equals, good reason arises only if Messrs. Hale's, Simonson's, Sylla's, and Wilson's elected officer status is eliminated and their work location is no longer within 30 miles of their former location. The merger of equals does not modify the good reason standard for Mr. Liddy.

(3)
This amount reflects three times the named executive's base salary.

(4)
This amount is three times the named executive's annual cash incentive award calculated at target.

(5)
This amount reflects the named executive's pro-rata long-term cash incentive award for the 2005-2007 and 2006-2008 performance cycles calculated at target, plus three times the average of the annualized long-term incentive award for the 2005-2007 and 2006-2008 performance cycles calculated at target.

(6)
This amount reflects a lump sum payment equal to the positive difference, if any, between: (a) the sum of the lump-sum values of each maximum annuity that would be payable to the named executive under any defined benefit plan (whether or not qualified under Section 401(a) of the Internal Revenue Code) if the named executive had: (i) become fully vested in all such benefits, (ii) attained as of the named executive's termination date an age that is three years greater than named executive's actual age, (iii) accrued a number of years of service that is three years greater than the number of years of service actually accrued by the named executive as of the named executive's termination date, and (iv) received a lump-sum severance benefit consisting of three times base salary, three times annual incentive cash compensation calculated at target, plus the 2006 annual incentive cash award as covered compensation in equal monthly installments during the three-year period following the named executive's termination date and (b) the lump-sum values of the maximum annuity benefits vested and payable to named executive under each defined benefit plan that is qualified under Section 401(a) of the Internal Revenue Code plus the aggregate amounts simultaneously or previously paid to the named executive under the defined benefit plans (whether or not qualified under Section 401(a)). The calculation of the lump sum amounts payable under this formula does not impact the benefits payable under the ARP, SRIP or pension benefit enhancements. Messrs. Liddy's and

Footnotes continue

Sylla's
pension benefit enhancements, which are payable upon termination, are described in the Retirement Benefits narrative.

(7)
Stock option values are based on a December 29, 2006 market close price of $65.11 per share of Allstate stock.

(8)
For purposes of this table, unvested stock options, restricted stock and RSUs, which would have been immediately payable upon a change-in-control regardless of termination of employment, were assumed to have been paid immediately prior to termination and are reflected in the "Amounts Immediately Payable Upon Effective Date of Change-in-Control" column.

(9)
The December 29, 2006 market close price of $65.11 per share of Allstate stock was used to value the RSU and restricted stock value of unvested and nonforfeitable awards.

(10)
Within five business days after the effective date of a change-in-control that is not a merger of equals, the named executives will receive a lump sum payment equal to the present value of the named executive's SRIP benefit, pension benefit enhancement, if applicable, and deferred compensation account balance. The present value of non-qualified pension benefits earned through December 31, 2006 is based on a 5% lump sum factor (the lump sum interest rate used by the Allstate pension plans in 2007). Refer to the Retirement Benefits section beginning on page 38 for a discussion of the SRIP benefit and pension benefit enhancement. See the Termination of Employment tables on pages 43-44 and the corresponding footnotes for a breakdown of the present value of the SRIP and pension benefit enhancements for Messrs. Liddy and Sylla. See the Nonqualified Deferred Compensation at Fiscal Year End 2006 table on page 42 for additional information on the deferred compensation plan and information regarding the named executive's account balances as of December 31, 2006. The amounts reflected for Messrs. Hale and Simonson reflect the immediate vesting and payment of SRIP benefits.

(11)
For purposes of this table, the present value of non-qualified pension benefits earned through December 31, 2006 and the named executive's Deferred Compensation Plan account balance, if any, which would have been immediately payable upon a change-in-control regardless of termination of employment were assumed to have been paid immediately prior to termination upon the effective date of a change of control and are reflected in the "Amounts Immediately Payable Upon Effective Date of Change-in-Control" column.

(12)
Allstate will continue to provide welfare benefits, including medical, dental, vision, disability, group life, accidental death, and group legal, to the named executive and his family until the third anniversary of the named executive's termination date. The amount shown reflects Allstate's costs for these benefits or programs.

(13)
Certain payments made as a result of a change in control are subject to a 20% excise tax imposed on the named executive by Section 4999 of the Code. The Excise Tax Reimbursement and Tax Gross-up is the amount Allstate would pay to the named executive as reimbursement for the 20% excise tax plus a tax gross-up for any taxes incurred by the named executive resulting from the reimbursement of such excise tax. Messrs. Liddy and Sylla would not be subject to the 20% excise tax since any payments made to them as a result of a change in control and termination of employment on December 31, 2006 would not exceed three times their average taxable compensation over the last five years. The estimated amounts of reimbursement of any resulting excise taxes were determined without regard to the effect that restrictive covenants and any other facts and circumstances may have on the amount of excise taxes, if any, that ultimately might be payable in the event these payments were made to a named executive officer which is not subject to reliable advance prediction or a reasonable estimate.

Director Compensation at Fiscal Year-End 2006

        The following table summarizes the compensation of each of our non-employee directors during 2006 for their services as members of the Board and its committees.

DIRECTOR COMPENSATION AT FISCAL YEAR-END 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Mr. Ackerman	40,000(3)	126,600	59,761	226,361
Mr. Andress(4)	50,000	126,600	59,761	236,361
Mr. Beyer	26,667(5)	0(6)	5,648	32,315
Mr. Brennan(7)	0	0	45,839	45,839
Mr. Farrell(8)	50,000(9)	126,600	74,703	251,303
Mr. Greenberg	40,000	126,600	59,761	226,361
Mr. LeMay	40,000	126,600	59,761	226,361
Mr. Reyes	40,000	126,600	59,761	226,361
Mr. Riley, Jr.(10)	50,000	126,600	59,761	236,361
Mr. Smith	40,000	126,600	59,761	226,361
Ms. Sprieser	40,000	126,600	59,761	226,361
Mrs. Taylor	40,000(11)	126,600	59,761	226,361

(1)
The compensation cost recognized in our 2006 audited financial statements for restricted stock unit (RSU) awards for 2006, computed in accordance with FAS 123R. The assumptions used in the valuation are discussed in note 17 to our audited financial statements for 2006. Each RSU corresponds to one share of Allstate stock and entitles the director to receive one share of Allstate stock on the conversion date. The aggregate grant date fair value of the 2006 RSU awards, computed in accordance with FAS 123R, was $126,600 for each director who received an RSU award. The aggregate number of RSUs outstanding as of December 31, 2006 for each director is as follows: Mr. Ackerman—6,000, Mr. Andress—6,000, Mr. Beyer—0, Mr. Brennan—4,000, Mr. Farrell—6,000, Mr. Greenberg—6,000, Mr. LeMay—6,000, Mr. Reyes—6,000, Mr. Riley—6,000, Mr. Smith—6,000, Ms. Sprieser—6,000, and Mrs. Taylor—6,000. RSU awards are converted into stock one year after termination of Board service or upon death or disability, if earlier.

(2)
The compensation cost recognized in our 2006 audited financial statements for stock option awards for 2006 and previous years, computed in accordance with FAS 123R. The assumptions used in the valuation are discussed in note 17 to our audited financial statements for 2006. The aggregate grant date fair value of stock option awards for 2006, computed in accordance with FAS 123R, was $50,833 for Mr. Beyer and $72,200 for each other director who received a stock option award. Mr. Beyer received a prorated 2006 stock option award in connection with his initial election to the Board on September 9, 2006. Due to his retirement, Mr. Brennan did not receive a stock option award in 2006. The aggregate number of options outstanding as of December 31, 2006 for each director is as follows: Mr. Ackerman—28,500, of which 20,501 were exercisable, Mr. Andress—36,000, of which 28,001 were exercisable, Mr. Beyer—2,667, of which none were exercisable, Mr. Brennan—32,000, of which 32,000 were exercisable, Mr. Farrell—27,096, of which 17,033 were exercisable, Mr. Greenberg—21,000, of which 13,001 were exercisable, Mr. LeMay—30,750, of which 22,751 were exercisable, Mr. Reyes—21,000, of which 13,001 were exercisable, Mr. Riley—32,500, of which 24,501 were exercisable, Mr. Smith—22,999, of which 15,000 were exercisable, Ms. Sprieser—29,500, of which 21,501 were exercisable, and Mrs. Taylor—27,000, of which 19,001 were exercisable.

(3)
Mr. Ackerman elected to receive 100% of his cash retainer in stock.

(4)
Chair of the Audit Committee.

(5)
Mr. Beyer elected to receive 100% of his cash retainer in stock.

(6)
Mr. Beyer will not receive an RSU award until June 1, 2007, pursuant to Board approved director compensation policy.

(7)
Retired as of May 16, 2006.

(8)
Chair of the Nominating and Governance Committee.

(9)
Mr. Farrell elected to receive 20% of his cash retainer in stock.

(10)
Chair of the Compensation and Succession Committee.

(11)
Mrs. Taylor elected to receive 100% of her cash retainer in stock.

        In 2006, each non-employee director was entitled to a $40,000 annual cash retainer and each committee chair was entitled to an additional $10,000 annual cash retainer. In addition each non-employee director received an annual award of 2,000 restricted stock units (RSUs) and an annual award of an option to purchase 4,000 shares of Allstate common stock under the 2006 Equity Compensation Plan for Non-Employee Directors. No meeting fees or other professional fees are paid to the directors. The annual cash retainer and stock option award received by Mr. Beyer in September 2006 were prorated because he was elected between annual stockholder meetings. He will not receive the award of 2,000 RSUs until June 2007.

        Non-employee directors may elect to receive Allstate common stock in lieu of their cash retainers under the 2006 Equity Compensation Plan for Non-Employee Directors. In addition, under Allstate's Deferred Compensation Plan for Non-Employee Directors, directors may elect to defer their retainers to an account that generates earnings based on: (a) the market value of and dividends on Allstate's common shares (common share equivalents); (b) the average interest rate payable on 90-day dealer commercial paper; (c) Standard & Poor's 500 Composite Stock Price Index, with dividends reinvested; or (d) a money market fund. No director has voting or investment powers in common share equivalents, which are payable solely in cash. Subject to certain restrictions, amounts deferred under the plan, together with earnings thereon, may be transferred between accounts and are distributed after the director leaves the Board in a lump sum or over a period not in excess of ten years.

        The RSU awards provide for delivery of the underlying shares of Allstate common stock upon the earlier of (a) the date of the director's death or disability or (b) one year after the date on which the director leaves the Board. Each RSU includes a dividend equivalent right that entitles the director to receive a payment equal to regular cash dividends paid on Allstate's common stock. Under the terms of the RSU awards the directors have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares.

        In accordance with the terms of the 2006 Equity Compensation Plan for Non-Employee Directors, the exercise price of the stock option awards is equal to the fair market value of Allstate common stock on the date of grant. Fair market value is equal to the average of high and low sale prices on the date of grant or, if there was no such sale on the date of grant, then on the last previous day on which there was a sale. The options become exercisable in three substantially equal annual installments and expire ten years after grant. The unvested portions of a director's outstanding options fully vest upon his or her mandatory retirement pursuant to Board policies.

Performance Measures

        The following are descriptions of the performance measures used for our annual cash incentive awards for 2006 and our long-term cash incentive awards for the 2004-2006 and 2006-2008 cycles.

        These measures are not GAAP measures. They were developed uniquely for incentive compensation purposes and are not reported items in our financial statements. Some of these measures use non-GAAP measures and operating measures. The Compensation and Succession Committee has approved the use of non-GAAP and operating measures when appropriate to drive executive focus on particular strategic, operational, or financial factors or to exclude factors over which our executives have little influence or control, such as capital market conditions.

  Annual Cash Incentive Awards for 2006

Corporate Measure

        Adjusted operating income per diluted share:      This measure is used to assess financial performance. The measure is equal to net income adjusted to exclude the after-tax effects of the items listed below, divided by the weighted average shares outstanding on a diluted basis:

  •
  realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs but excludes periodic settlements and accruals on certain derivative instruments that do not qualify for hedge accounting);

  •
  gains and losses on disposed operations;

  •
  adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years;

  •
  restructuring and related charges;

  •
  the effects of acquiring businesses;

  •
  the negative operating results of sold businesses;

  •
  the underwriting results of the Discontinued Lines and Coverages segment; and

  •
  any settlement, awards, or claims paid as a result of law suits and other proceedings brought against Allstate subsidiaries regarding the scope and nature of coverage provided under insurance policies issued by such companies.

Allstate Protection Segment Measures

        Each of the Allstate Protection segment measures excludes the loan protection business, which was transferred from the Allstate Financial to the Allstate Protection segment effective January 1, 2006.

        Growth and profit matrices:      A combination of financial measures used by management to emphasize a balanced approach to premium growth, policy growth, and profit. The primary matrix matches the percent increase in Allstate Protection premiums written and the Allstate Protection combined ratio adjusted to exclude the effect of Restructuring and related charges. A second matrix matches the percent change in policies in force (PIF) over prior year and the same combined ratio. Results are summed for the two matrices to determine achievement relative to target. The percent increase in PIF excludes: Allstate Motor Club, Allstate Canada, personal property insurance in catastrophe prone markets, and commercial property insurance. For disclosure of Allstate Protection premiums written and combined ratio, see the discussion of the Allstate Protection segment in Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2006.

        Financial product sales ("production credits"):      This measure of sales and related profitability of proprietary and non-proprietary financial products is used by management to assess the execution of our strategy to become "broader" in financial services. This measure is calculated as the total amount of production credits for current year transactions. Production credits are an internal statistic calculated as a percent of premium or deposits to life insurance, annuities or mutual funds which vary based on the expected profitability of the specific financial product.

        Adjusted expense ratio:      This is a measure of profitability management uses to assess the efficiency of operations. This measure is computed using specific expenses as the numerator and Allstate Protection insurance premiums earned as the denominator. The specific expenses in the numerator are comprised of (a) Operating costs and expenses and Amortization of DAC, excluding (i) certain agent bonuses, (ii) effects of guaranty fund assessments, and (iii) interest expense and (b) Claims expenses reported in claims and claims expense incurred, including the planned level of catastrophe expense and excluding actual catastrophe related claims expense and the change in reserves for expenses to settle pending claims.

        Customer loyalty index:      This is an indicative measure used by management to assess the future retention of customers. This measure represents Allstate's position relative to its competitors. The index is based on responses to a consumer survey developed by Allstate. The survey measures consumer satisfaction, likelihood to renew, and willingness to refer or recommend their insurance company. A vendor administers the survey and tabulates the index.

Allstate Financial Segment Measures

        Adjusted operating income:      This is a measure management uses to assess the profitability of the business. The Allstate Financial segment measure, operating income, is adjusted to exclude the actual results of the disposed variable annuity business and to include the planned results of the disposed variable annuity business. It also is adjusted to exclude the after tax effects of restructuring and related charges and accruals for specific litigation. For disclosure of the Allstate Financial segment measure see footnote 18 to our audited financial statements for 2006.

        Expense management:      This is a measure management uses to assess the cost efficiency of the business. It is a measure of the reduction of a specific group of expenses that management believes is important to control, determined on an incurred basis and excluding the impact of deferral for expenses that are deferrable as policy acquisition costs.

        Sales and new business return measure—expected lifetime profits on new business:      This is a measure used by management to emphasize a balanced approach to growth and profit. The measure is equal to the present value of expected future profits to be earned over the life of new business issued in 2006 excluding Allstate Workplace and Allstate Bank. For each product category, the measure is calculated as the product of three factors: (a) total product sales, (b) the actuarially determined expected return on required capital, and (c) the actuarially determined expected amount of required capital (expressed per dollar of sales) to support the product over its expected lifetime. Product sales include premiums (which are reported as life and annuity premiums and contract charges) and deposits (which are reported as increases in liabilities) plus internal product exchanges and exclude renewal premiums and deposits on life insurance products. In addition, the aggregate lifetime expected return on capital required across all new business issued in 2006 must exceed a specified minimum for any award with regard to this measure to be earned.

Allstate Investments Business Unit Measures

        AIC portfolio excess total return:      Management uses this measure to assess the value of active portfolio management relative to the benchmark. The measure is calculated as the excess, in basis points, of the AIC portfolio total return over the designated benchmark. Total return is principally determined using industry standards and the same sources used in preparing the financial statements to determine fair value. (See footnote 6 to our audited financial statements for 2006 for our methodologies for estimating the fair value of our investments.) In general, total return represents the increase or decrease, expressed as a percentage, in the value of the portfolio over one- and three-year periods. Time weighted returns are utilized, which removes the effects of cash flows. The portfolio includes Property-liability investments excluding investments held in certain subsidiaries, primarily New Jersey and Florida subsidiaries, and certain investments that do not have external benchmarks and for which fair value cannot readily be determined, such as investments in limited partnerships. The designated benchmark is a composite of pre-determined, customized indices which reflect the investment risk parameters established in the investment policies by the boards of the relevant subsidiaries, weighted in proportion to our investment plan, in accordance with our investment policy.

        Allstate Financial excess spread:      Management uses this measure to assess the value provided on each specific fixed income security and commercial mortgage purchase decision, up to specific purchase volumes, relative to the benchmark for securities of that purchase quality. Excess spread is calculated as the difference between Allstate's spread, calculated on a dollar weighted average basis for the majority of new purchases, and the customized Lehman US Corporate Fixed Income Index spread benchmark expressed in basis points. The benchmark is customized to reflect investment risk parameters established in the investment policies by the boards of the relevant subsidiaries. Allstate's excess spread on a new purchase is determined as the difference between the purchase yield and the U. S. Treasury bond yield with a comparable duration at the time of purchase.

        Allstate Financial high value add excess spread:      Management uses this measure to assess the value provided by fixed income security and commercial mortgage purchase decisions on a predetermined volume of new investments targeted at a moderately higher risk and return. High value add excess spread is calculated as the difference between Allstate Financial's excess spread and the customized Lehman US Corporate Fixed Income Index spread benchmark calculated on a dollar weighted average basis expressed in basis points, as described and determined in the Allstate Financial excess spread measure.

        Allstate Financial credit loss:      Management uses this measure to assess the quality of credit decisions. Measure evaluates the realized capital losses attributed to credit incurred in the current year relative to a target, the determination of which is informed by a forecasting model and estimated investment positions. Credit losses include write downs and write offs, net of recoveries, and losses on sales of securities for credit concern reasons and other losses on dispositions where the price realized, as a percent of par value of fixed income securities or cost of equity securities, is below 85%. For purposes of this measure, lower losses are a better result.

  Long-Term Cash Incentive Awards

        Average adjusted return on equity relative to peers:      This measure is used to assess Allstate's financial performance against its peers. It is calculated as Allstate's ranked position relative to the insurance company peer group based upon three-year average adjusted return on equity. Allstate and the peer group are calculated on the same basis. Three-year average adjusted return on equity is the sum of the annual adjusted return on equity for each of the three years in the cycle divided by 3. The annual adjusted return on equity is calculated as the ratio of net income divided by the average of shareholders' equity at the beginning and at the end of the year after excluding the component of accumulated other comprehensive income for unrealized net capital gains.

        Allstate Financial return on total capital:      This is a measure management uses to measure the efficiency of capital utilized in the business. Three-year Allstate Financial return on total capital is the sum of the annual adjusted return on subsidiaries' shareholder's equity for each of the three years divided by 3. The annual adjusted return on subsidiaries' shareholder's equity is the Allstate Financial segment measure, operating income, divided by the average subsidiaries' shareholder's equity at the beginning and at the end of the year. The subsidiaries' shareholder's equity is the sum of the subsidiaries' shareholder's equity for Allstate Life Insurance Company, Allstate Bank, American Heritage Life Investment Corporation, and certain other minor entities, adjusted to exclude the loan protection business and excluding the component of accumulated other comprehensive income for unrealized net capital gains. (See note 18 to our audited financial statements for 2006 for the Allstate Financial segment operating income.)

        Allstate Financial growth in retail premiums and deposits over three-year cycle:      This measure is used by management to assess long-term growth in Allstate Financial sales. It represents the compounded annual growth rate over the three-year period in premiums on insurance policies and annuities and all deposits and other funds received from customers on deposit-type products including the net new deposits of Allstate Bank, which we account for under GAAP as increases to liabilities rather than as revenue. This measure excludes deposits on institutional products.

        Allstate Protection growth in policies in force over three-year cycle:      This is a measure used by management to assess growth in the number of policies in force, which is a driver of premiums written. The measure is calculated as the sum of the percent increase in each of the three years in the total number of policies in force at the end of the year over the beginning of the year. For the 2004-2006 cycle, the measure excludes Allstate Motor Club, Allstate Canada, and the loan protection business. For the 2006-2008 cycle, the measure excludes property insurance, Allstate Motor Club, Allstate Canada, and the loan protection business.

Compensation Committee Report

        The Compensation and Succession Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation and Succession Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND SUCCESSION COMMITTEE

H. John Riley (Chairman)
F. Duane Ackerman Robert D. Beyer W. James Farrell	Jack M. Greenberg Ronald T. LeMay Mary Alice Taylor

Security Ownership of Directors and Executive Officers

        The following table shows the number of shares of Allstate common stock beneficially owned by each director and named executive officer individually, and by all executive officers and directors of Allstate as a group. Shares reported as beneficially owned include shares held as nontransferable restricted shares awarded under Allstate's equity incentive plans subject to forfeiture under certain circumstances, shares held indirectly through The Savings and Profit Sharing Fund of Allstate Employees and other shares held indirectly, as well as shares subject to stock options exercisable on or prior to April 1, 2007 and restricted stock units for which restrictions expire on or prior to April 1, 2007. The percentage of Allstate shares of common stock beneficially owned by any Allstate director or nominee or by all directors and executive officers of Allstate as a group does not exceed 1%. The following share amounts are as of January 31, 2007. As of January 31, 2007, none of these shares were pledged as security.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Allstate Common Stock (a)		Common Stock Subject to Options Exercisable and Restricted Stock units for which restrictions expire on or prior to April 1, 2007 — Included in Column (a) (b)
F. Duane Ackerman	42,432		20,501
James G. Andress	40,672		28,001
Robert D. Beyer	25,455		0
W. James Farrell	25,969		17,033
Jack M. Greenberg	16,501		13,001
Danny L. Hale	283,794		233,775
Ronald T. LeMay	28,251		22,751
Edward M. Liddy	2,140,947		1,691,308
J. Christopher Reyes	28,554	(1)	13,001
H. John Riley, Jr.	41,876		24,501
Eric A. Simonson	276,824		229,907
Joshua I. Smith	20,232		15,000
Judith A. Sprieser	30,366		21,501
Casey J. Sylla	334,870		249,452
Mary Alice Taylor	33,170		19,001
Thomas J. Wilson, II	958,545		850,792
All directors and executive officers as a group	5,545,737	(2)	4,381,010

(1)
Includes 10,000 shares held by family limited liability company. Mr. Reyes disclaims beneficial ownership of these shares.

(2)
Includes 500 shares held by an executive officer's son. The executive officer disclaims beneficial ownership of these shares.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Northern Trust Corporation 50 S. LaSalle Street Chicago, IL 60675	32,703,651(a)	5.23%

(a)
As of December 31, 2006. Held by Northern Trust Corporation together with certain subsidiaries (collectively "Northern"). Of such shares, Northern held 3,743,110 with sole voting power; 28,901,592 with shared voting power; 6,410,791 with sole investment power; and 603,940 with shared investment power. 25,210,672 of such shares were held by The Northern Trust Company as trustee on behalf of participants in Allstate's profit sharing plan. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

Audit Committee Report

        Deloitte & Touche LLP was Allstate's independent registered public accountant for the year ended December 31, 2006.

        The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2006.

        The committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 61(Codification of Statements on Auditing Standards, AU §380).

        The committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP its independence.

        Based on these reviews and discussions and other information considered by the committee in its judgment, the committee recommended to the Board of Directors that the audited financial statements be included in Allstate's annual report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission and furnished to stockholders with this Notice of Annual Meeting and Proxy Statement.

James G. Andress (Chairman)
F. Duane Ackerman Jack M. Greenberg Ronald T. LeMay	Joshua I. Smith Judith A. Sprieser Mary Alice Taylor

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Allstate's executive officers, directors and persons who beneficially own more than ten percent of Allstate's common stock to file reports of securities ownership and changes in such ownership with the SEC.

        Based solely upon a review of copies of such reports or written representations that all such reports were timely filed, Allstate believes that each of its executive officers, directors and greater than ten-percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during 2006 with the exception of Mr. Pilch, Controller of The Allstate Corporation and Group Vice President and Controller of Allstate Insurance Company, and Mr. Riley, a director of The Allstate Corporation, who each made one late Form 4 filing in 2006 covering a single transaction.

Related Person Transactions

        The Nominating and Governance Committee of Allstate's Board has adopted a written policy regarding the review, approval or ratification of transactions with related persons. It is available on the Corporate Governance portion of the Corporation's website, allstate.com. In accordance with the policy, the Committee or the Committee chair reviews transactions with the Corporation in which the amount involved exceeds $120,000 and in which any "related person" had, has, or will have a direct or indirect material interest. In general "related persons" are directors, executive officers, their immediate family members, and stockholders owning five percent or more of our outstanding stock. The Committee or chair approve or ratify only those transactions that are in, or not inconsistent with, the best interests of the Corporation and its stockholders. Transactions are reviewed and approved or ratified by the chair when it is not practicable or desirable to delay review of a transaction until a Committee meeting. The chair reports to the Committee any transactions so approved. Annually the Committee will review any previously approved or ratified related person transactions that remain ongoing. For 2006, no related person transactions were identified.

Stockholder Proposals for Year 2008 Annual Meeting

        Proposals which stockholders intend to be included in Allstate's proxy material for presentation at the annual meeting of stockholders in the year 2008 must be received by the Secretary of Allstate, Mary J. McGinn, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127 by December 4, 2007, and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2008 annual meeting.

        If a stockholder desires to bring a matter before the meeting which is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in Allstate's bylaws in order to personally present the proposal at the meeting. A copy of these procedures is available upon request from the Secretary of Allstate or can be accessed on Allstate's website allstate.com. One of the procedural requirements in the bylaws is timely notice in writing of the business the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2008 annual meeting must be received by the Secretary of Allstate no earlier than January 16, 2008 and no later than February 15, 2008. Among other things described fully in the bylaws, the notice must describe the business proposed to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest of the stockholder in the business. It should be noted that these bylaw procedures govern proper submission of business to be put before a stockholder vote at the annual meeting.

Proxy Solicitation

        Officers and other employees of Allstate and its subsidiaries may solicit proxies by mail, personal interview, telephone, telex, facsimile, or electronic means. None of these individuals will receive special compensation for these services, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Allstate has also made arrangements with brokerage firms, banks, record holders and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. Allstate will reimburse them for reasonable out-of-pocket expenses. Georgeson Inc., 17 State Street, New York, NY 10004 will assist in the distribution of proxy solicitation materials, for a fee estimated at $15,000 plus expenses. Allstate will pay the cost of all proxy solicitation.

By order of the Board,

Mary J. McGinn Secretary
Dated: April 2, 2007

Appendix A

THE ALLSTATE CORPORATION COMMITTEE CHARTERS

The Allstate Corporation
Audit Committee Charter

I. Purpose

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for the Corporation in the following areas: the integrity of financial statements and other financial information; the selection and oversight of the independent registered public accountant including its qualifications and independence; compliance with legal and regulatory requirements; the performance of the internal audit function; and disclosure controls and procedures, internal controls, internal audit, accounting, and financial reporting processes. The Committee prepares an audit committee report as required by the Securities and Exchange Commission ("SEC") for inclusion in the Corporation's annual proxy statement. In carrying out its responsibilities, the Committee has the responsibilities and powers provided in this Charter.

II. Membership

        The size of the Audit Committee is set from time to time by the Board, but will always consist of at least three directors. The Chair and other members of the Committee are appointed by the Board upon the recommendation of the Nominating and Governance Committee in accordance with the independence and experience requirements of the New York Stock Exchange, the SEC and the provisions of the Director Independence Standards adopted by the Board. The Chair and other members of the Committee may be removed by the Board. Each member of the Committee shall be, in the Board's judgment, "financially literate" or shall become financially literate within a reasonable period of time after his or her appointment and at least one member shall be an "audit committee financial expert" in accordance with the rules and regulations of the SEC, as determined by the Board.

III. Meetings

        The Committee Chair determines the number, time, place and agenda of the Audit Committee meetings. The Committee meets not less than four times a year. At least quarterly, the Committee meets separately with management, with the internal auditors and with the independent registered public accountant and may meet with the Corporation's internal auditors and/or independent registered public accountant without management present whenever the Committee deems it appropriate. After each meeting, the Committee reviews with the Board any issues that arose with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the independent registered public accountant or the performance of the internal audit function.

IV. Powers and Responsibilities

Selection of Independent Registered Public Accountant

        The Audit Committee is responsible for the selection, appointment, compensation and oversight of the work of the independent registered public accountant in preparing or issuing an audit report or related work. The Committee has sole authority and responsibility to retain and terminate the Corporation's independent registered public accountant, to pre-approve all auditing and all permitted non-auditing services to be provided by the independent registered public accountant and to approve the terms of and fees for such services, subject to de minimis exceptions allowed by law. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of all auditing and all permitted non-auditing services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

        The Audit Committee may not retain as the Corporation's independent registered public accountant any firm in which the Chief Executive Officer, Chief Financial Officer, Controller or any person serving in an equivalent position for the Corporation, was employed and participated in any capacity in an audit of the Corporation during the one year period prior to the date of initiation of the audit for which the retention is being made. The Audit Committee maintains a hiring policy for employees or former employees of the independent registered public accountant who participated in any capacity in an audit of the Corporation.

        At least annually, the Audit Committee reviews and evaluates the qualifications, performance and independence of the Corporation's independent registered public accountant, including a review and evaluation of the lead audit partner. As part of its evaluation, the Committee obtains and reviews a report by the independent registered public accountant that describes the firm's internal quality-control procedures, including any material issues raised by the firm's most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more independent audits conducted by the firm and any steps taken to deal with any such issues. Annually, the Committee requests a written report from the independent registered public accountant regarding their independence and all relationships between them and the Corporation consistent with Independence Standards Board Standard No. 1 and such other requirements as may be established by the Public Company Accounting Oversight Board. The Committee discusses with the independent registered public accountant any such disclosed relationships and their impact on the auditor's independence. If any concerns regarding the auditor's independence are identified, the Committee takes such action as it deems appropriate or necessary.

Review of Financial Reports and Information

        The Audit Committee reviews and discusses with management, its internal auditors and the independent registered public accountant, the Corporation's annual audited and quarterly unaudited financial statements, including matters required to be discussed by Statement of Auditing Standards No. 61. In addition throughout the year, the Audit Committee review includes a discussion of:

  —
  management's discussion and analysis of financial condition and results of operations ("MD&A")

  —
  financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles;

  —
  any major issues regarding accounting and auditing principles and practices;

  —
  critical accounting estimates;

  —
  the comparison of the Corporation's critical accounting estimates with those in the industry;

  —
  significant items impacting the Corporation's financial statements, risk factors and forward-looking statements contained in the Corporation's disclosures under MD&A;

  —
  the effect of regulatory and accounting initiatives on the Corporation's financial statements;

  —
  analyses prepared by management and/or the independent registered public accountant setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

  —
  the adequacy of internal controls that could significantly affect the Corporation's financial statements or MD&A and any special audit steps adopted in light of material control deficiencies.

        The Audit Committee reviews disclosures made to the Committee by the Corporation's CEO and CFO during their certification process for the annual and quarterly financial reports about any significant deficiencies in the design or operation of internal controls or material weaknesses in such controls and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

        The Audit Committee recommends to the Board whether the audited financial statements should be included in the Corporation's annual report on Form 10-K.

        The Audit Committee reviews with the General Counsel of the Corporation the status of legal matters that may have a material impact on the Corporation's financial statements.

        The Audit Committee discusses the Corporation's process for developing and preparing earnings releases, as well as its processes for providing financial information and earnings guidance to analysts and rating agencies, generally (including the types of information to be disclosed and types of presentations to be made).

        While the Audit Committee has the responsibilities and powers set forth in this Charter, the Committee is not required to plan or conduct audits, which is the responsibility of the independent registered public accountant, or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management.

Review of Independent Registered Public Accountant Reports

        The Audit Committee reviews the independent registered public accountant reports on the Corporation's financial statements. The Committee discusses with the independent registered public accountant judgments about the quality (not just the acceptability) of the accounting principles used in the Corporation's financial reporting. The Committee also reviews the scope of audits conducted by the Corporation's independent registered public accountant. The Committee reviews with the independent registered public accountant any difficulties encountered in the audit work, including any restrictions on the scope of the independent registered public accountant's activities or on access to requested information, any significant disagreements with management and management's response, and addresses those as the Committee deems appropriate. The Committee may review with the auditor: any accounting adjustments that were noted; any significant communications between the audit team and the auditor's national office respecting auditing or accounting issues presented by the engagement; any "management" or "internal control" letter issued or proposed by the auditor to the Corporation; and any other issues regarding the auditor report that the Committee may deem appropriate.

Retention of Outside Experts

        The Audit Committee has the power to conduct or authorize special projects or investigations related to any matters brought to its attention with full access to all books, records, facilities and personnel of the Corporation as the Committee considers necessary to discharge its responsibilities. It has the authority, without seeking Board approval, to retain independent outside counsel, accountants or others to assist it with such projects, investigations or other matters in the conduct of its business. The Committee may seek advice from the Corporation's internal counsel or regular outside counsel and may also use the Corporation's internal auditors for such purposes. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Committee and payment of the Committee's ordinary administrative expenses in carrying out its duties.

Oversight of Internal Audit

        The Audit Committee reviews the appointment and performance of the senior internal auditing executive. The Committee also reviews the internal audit plan and significant findings from the internal auditing department. The Committee discusses with the independent registered public accountant and management the internal audit department responsibilities, audit plan, budget and staffing. The Audit Committee maintains functional oversight of the internal audit department to ensure its objective operations.

Risk Management

        The Audit Committee discusses with management policies with respect to the Corporation's processes of risk assessment and risk management, including the Corporation's major financial risk exposures and the steps management has taken to monitor and control them.

Compliance and Ethics Programs

        Periodically, the Audit Committee reviews and discusses with the General Counsel and/or Chief Ethics and Compliance Officer, and other compliance personnel as may be appropriate, the overall adequacy and effectiveness of the Corporation's legal, regulatory, and ethical compliance programs. This includes any legal, regulatory, or ethical matters that may have a material impact on the Corporation's operations, financial condition, results of operations, or cash flows. In addition, the Audit Committee reviews any significant recommendations from the Corporation's independent registered public accountant and internal auditors concerning legal, regulatory, or ethical compliance and compliance with the Company's policies relating to ethics, conflicts of interest, perquisites and use of corporate assets.

Self-Evaluation and Charter Review

        The Audit Committee at least annually 1) evaluates its own performance and reports to the Board on such evaluation and 2) reviews and assesses the adequacy of its Committee Charter and recommends any proposed changes to the Board.

Code of Ethics and Complaint Resolution

        The Audit Committee reviews and approves the Corporation's Code of Ethics applicable to the Board of Directors and all Corporation employees, including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, executive and senior financial officers, and other employees performing similar functions, and periodically assesses the adequacy of the Code of Ethics. The Committee has the sole authority to grant waivers under, or changes to the Code of Ethics for directors, executive officers and senior financial officers. The Committee establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters and also for the confidential and anonymous submission by employees of related concerns, as required by the rules and regulations of the SEC.

Compensation and Succession Committee Charter

I. Purpose

        The primary purposes of the Compensation and Succession Committee are (i) to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the compensation of the Chief Executive Officer and the selection and compensation of the other executive officers; (ii) to administer the Corporation's executive compensation plans; (iii) to review and discuss with management the Compensation Discussion and Analysis ("CD&A") for inclusion in the Corporation's annual proxy statement and determine whether to recommend to the Board that the CD&A be included in the proxy statement; and (iv) to prepare the Compensation Committee Report for inclusion in the Corporation's annual proxy statement in compliance with the rules and regulations of the Securities and Exchange Commission. In carrying out these purposes, the Compensation and Succession Committee has the powers and responsibilities provided in this Charter.

II. Membership

        The size of the Compensation and Succession Committee is set from time to time by the Board of Directors, but will always consist of at least two directors. The Chair and other members of the Committee are appointed by the Board upon the recommendation of the Nominating and Governance Committee in accordance with the independence requirements of the New York Stock Exchange, the Securities and Exchange Commission and the provisions of the Director Independence Standards adopted by the Board. The Chair and other members of the Committee may be removed by the Board.

III. Meetings and Operations

        The Compensation and Succession Committee meets at least four times a year. The Committee Chair may call additional meetings as needed. The Committee Chair develops the meeting agendas and reports regularly to the Board on the Committee's actions and recommendations.

IV. Powers and Responsibilities

        The Compensation and Succession Committee is responsible for reporting to the Board of Directors its recommendations with respect to the following matters:

•
The corporate goals and objectives relevant to the compensation of the CEO and the CEO's salary and compensation package under the Corporation's salary administration program.

•
The salary and compensation packages for all other executive officers of the Corporation under the Corporation's salary administration program.

•
The establishment and modification, when necessary or appropriate, of all of the Corporation's executive compensation plans, including equity incentive plans.

•
The nomination for election of officers of the Corporation (other than the CEO)

        The Compensation and Succession Committee also is responsible for:

•
The administration of all of the Corporation's executive compensation plans, including equity incentive plans, as well as the approval of payments under such plans, and the approval of any equity compensation plan for directors of any of the Corporation's subsidiaries (unless otherwise specified in plan documents).

•
The oversight of the Corporation's salary administration program, including salaries for the elected officers of the Corporation's principal operating subsidiaries.

•
An annual review of the management organization of the Corporation and succession plans for senior officers of the Corporation and each significant operating subsidiary, conferring with the Chief Executive Officer regarding the persons he or she considers qualified to fill any vacancy that may occur in such offices.

        The Compensation and Succession Committee has the authority to form, and delegate any of its responsibilities to, any subcommittee consisting of one or more members of the Committee as the Committee may deem appropriate in its sole discretion.

        The Committee also has sole authority to retain and terminate compensation consultants to the Committee, including sole authority to approve the consultants' fees and other retention terms for such services provided to the Committee. The Committee also has the authority to consult with additional outside advisors, as necessary and appropriate, to assist in its duties to the Corporation. The Corporation shall provide for appropriate funding, as determined by the Committee, for the payment of compensation to any consultant or other advisor retained by the Committee for the services provided to the Committee.

        The Compensation and Succession Committee shall at least annually 1) evaluate its own performance and report to the Board on such evaluation and 2) review and assess the adequacy of its Committee Charter and recommend any proposed changes to the Board.

Nominating and Governance Committee Charter

I. Purpose

        The primary purposes of the Nominating and Governance Committee are (i) to identify individuals qualified to become members of the Board of Directors, the Chairman of the Board and the Chief Executive Officer; (ii) to make recommendations to the Board regarding director nominees for election; (iii) to develop and recommend to the Board a set of corporate governance guidelines applicable to the Corporation; (iv) to oversee the evaluation of the Board and the Chief Executive Officer; and (v) to advise and make recommendations to the Board with respect to matters of corporate governance. In carrying out these purposes, the Nominating and Governance Committee has the powers and responsibilities provided in this Charter.

II. Membership

        The size of the Nominating and Governance Committee is set from time to time by the Board of Directors, but will always consist of at least two directors. The Chair and other members of the Committee are appointed by the Board upon the recommendation of the Nominating and Governance Committee in accordance with the independence requirements of the New York Stock Exchange, the Securities and Exchange Commission ("SEC") and the provisions of the Director Independence Standards adopted by the Board. The Chair and other members of the Committee may be removed by the Board.

III. Meetings and Operations

        The Nominating and Governance Committee meets at least four times a year. The Committee Chair may call additional meetings as necessary. The Committee Chair develops the meeting agendas and reports regularly to the Board on the Committee's actions and recommendations.

IV. Powers and Responsibilities

        The Nominating and Governance Committee is responsible for reporting to the Board of Directors its recommendations with respect to the following matters:

  Nominations

    •
    The appropriate size and composition of the Board of Directors.

    •
    The criteria used to select nominees for election to the Board of Directors.

    •
    The nominees for election to the Board of Directors for whom the Corporation should solicit proxies or who will fill vacancies on the Board.

    •
    The review and assessment of the independent status of nominees for election to the Board of Directors.

    •
    The nominees for election as Chairman and as Chief Executive Officer.

    •
    The nominees for election to all committees of the Board of Directors, including the review and assessment of the independence, financial literacy and financial expertise qualifications for Audit Committee membership or as Audit Committee Financial Experts, in accordance with the rules and regulations of the SEC and the New York Stock Exchange Listing Standards.

  Elections

    •
    The plans for the annual meeting of stockholders.

    •
    The policies and practices on stockholder voting.

    •
    The nominees to serve as proxies in connection with the annual stockholders' meetings.

    •
    The Corporation's proxy statement and form of proxy for its annual meeting of stockholders.

  Governance

    •
    The consideration of matters of corporate governance and the periodic review of the Corporation's bylaws, Corporate Governance Guidelines and other governance-related documents and policies.

    •
    The review and assessment of any relationship a director has with the Corporation, including through charitable affiliations, for the purpose of determining whether that relationship will interfere with the director's exercise of independent judgment.

    •
    The periodic review of the performance of the Chief Executive Officer in light of approved corporate goals and objectives relevant to CEO compensation and of the succession planning for the CEO.

    •
    The determination of criteria for assessment of the performance of the Board of Directors and oversight of the assessment.

    •
    The administration of all compensation and benefit plans for directors of the Corporation who are not officers or employees of the Corporation or any of its affiliates.

    •
    The designation of officers of the Corporation and its subsidiaries to exercise authority with respect to the operations of the Corporation.

    •
    The triennial review and assessment of the Corporation's structural defenses.

        The Nominating and Governance Committee is responsible for the review, approval or ratification of any related person transaction as defined by the rules and regulations of the SEC and the Corporation's Related Person Transactions Policy.

        In connection with the annual nomination process, the Nominating and Governance Committee reviews incumbent directors and may recommend that the Board take appropriate action if, in the opinion of the Committee after discussion with the Chairman of the Board, any director is not making an adequate and constructive contribution to the work of the Board.

        The Nominating and Governance Committee at least annually 1) evaluates its own performance and reports to the Board on such evaluation and 2) reviews and assesses the adequacy of its Committee Charter and recommends any proposed changes to the Board.

        The Nominating and Governance Committee is structured so as to be able to fulfill its responsibilities as a committee; however, the Committee has the authority to form and delegate any of its responsibilities to any subcommittee consisting of one or more members of the Committee in order to assist it in carrying out its responsibilities and purposes, as appropriate.

        The Nominating and Governance Committee has sole authority to retain and terminate any relationship with a search firm used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms. The Committee also has the authority to consult with outside advisors, as necessary and appropriate, to assist in its duties to the Corporation. The Corporation shall provide for appropriate funding, as determined by the Committee, for the payment of compensation to any search firm or outside advisor retained by the Committee.

Appendix B

POLICY REGARDING PRE-APPROVAL OF INDEPENDENT AUDITORS' SERVICES

Purpose and Applicability

        The Audit Committee recognizes the importance of maintaining the independent and objective stance of our Independent Auditors. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the Independent Auditors.

        The Committee recognizes that the Independent Auditors possess a unique knowledge of the Company (which includes consolidated subsidiaries), and can provide necessary and valuable services to the Company in addition to the annual audit. The provision of these services is subject to three basic principles of auditor independence: (i) auditors cannot function in the role of management, (ii) auditors cannot audit their own work and (iii) auditors cannot serve in an advocacy role for their client. Consequently, this policy sets forth guidelines and procedures to be followed by this Committee when retaining the Independent Auditors to perform audit and permitted non-audit services.

Policy Statement

        All services provided by the Independent Auditors, both audit and permitted non-audit, must be pre-approved by the Audit Committee or a Designated Member of the Committee ("Designated Member") referred to below. The Audit Committee will not approve the engagement of the Independent Auditors to provide any of the Prohibited Services listed in the attached appendix.

Procedures

        Following approval by the Audit Committee of the engagement of the Independent Auditors to provide audit services for the upcoming fiscal year, the Independent Auditors will submit to the Committee for approval schedules detailing all of the specific audit, audit related and other permitted non-audit services (collectively "permitted services") proposed, together with estimated fees for such services that are known as of that date. The types of services that the Audit Committee may consider are listed in the attached appendix. Each specific service proposed will require approval by the Committee or as provided below, the Designated Member.

        The pre-approval of permitted services may be given at any time before commencement of the specified service. With respect to permitted non-audit services, Company management may submit to the Committee or the Designated Member for consideration and approval schedules of such services that management recommends be provided by the Independent Auditors. In such case, the Independent Auditors will confirm to the Committee, or the Designated Member, that each such proposed service is permissible under applicable regulatory requirements.

Designated Member

        The Audit Committee may delegate to one or more designated member(s) of the Audit Committee ("Designated Member"), who is independent as defined under the applicable New York Stock Exchange listing standards, the authority to grant pre-approvals of permitted services to be provided by the Independent Auditors. The Chair of the Audit Committee shall serve as its Designated Member. The decisions of the Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings.

Review of Services

        At each regularly scheduled Audit Committee meeting, the Audit Committee shall review a report summarizing any newly pre-approved permitted services and estimated fees since its last regularly scheduled meeting, together with (i) the permitted non-audit services, including fees, actually provided by the Independent Auditors, if any, since the Committee's last regularly scheduled meeting and (ii) an updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the Independent Auditors.

B-1

POLICY APPENDIX

Permitted Audit and Audit Related Services:

  1.
  Audits of the Company's financial statements required by SEC rules, lenders, statutory requirements, regulators and others.

  2.
  Consents, comfort letters, reviews of registration statements and similar services that incorporate or include the audited financial statements of the Company.

  3.
  Audits of employee benefit plans.

  4.
  Accounting consultations and support related to generally accepted accounting principles.

  5.
  Tax compliance and related support for any tax returns filed by the Company, and returns filed by any executive or expatriate under a company-sponsored program.

  6.
  Tax consultation and support related to planning.

  7.
  Regulatory exam related services.

  8.
  Internal control consulting services.

  9.
  Merger and acquisition due diligence services.

  10.
  Other audit related services.

Other Permitted Services:

  1.
  Information technology services and consulting unrelated to the Company's financial statements or accounting records.

  2.
  Integration consulting services.

  3.
  Review of third party specialist work related to appraisal and /or valuation services.

  4.
  Actuarial consulting services that would not be subject to audit procedures during an audit of the Company's financial statements.

  5.
  Employee benefit consulting services that are not the functional equivalent of management or employee services.

  6.
  Training unrelated to the Company's financial statements or other areas subject to audit procedures during an audit of the Company's financial statements.

Prohibited Services: (unless such services may be provided under future SEC rules)

  1.
  Bookkeeping or other services related to the Company's accounting records or financial statements.

  2.
  Appraisal or valuation services or fairness opinions.

  3.
  Management functions or human resources.

  4.
  Broker-dealer, investment adviser, or investment banking services.

  5.
  Legal services.

  6.
  Internal audit outsourcing.

  7.
  Financial information systems design and implementation.

  8.
  Actuarial — audit-related.

  9.
  Expert services, unrelated to an audit of the Company's financial statements, in connection with legal, administrative, or regulatory proceedings or in an advocate capacity.

  10.
  Services determined impermissible by the Public Company Accounting Oversight Board.

B-2

Appendix C

PROPOSED AMENDMENTS TO THE RESTATED CERTIFICATE OF
INCORPORATION OF THE ALLSTATE CORPORATION
(Deletions indicated by strike-out; additions indicated by underline.)

ARTICLE SIXTH

        In furtherance and not in limitation of the power conferred by statute, the board of directors of the corporation is expressly authorized to adopt, amend or repeal the bylaws of the corporation. The stockholders may adopt, amend or repeal bylaws of the corporation only upon the affirmative vote of the holders of not less than a majority ~~66 2/3%~~ of the total number of votes entitled to be cast generally in the election of directors.

ARTICLE SEVENTH

        Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

        Any action required or permitted to be taken by the holders of any class or series of stock of the corporation entitled to vote generally in the election of directors may be taken only by vote at an annual or special meeting at which such action may be taken and may not be taken by written consent.

        No director may be removed, with or without cause, by the stockholders except by the affirmative vote of holders of not less than a majority ~~66 2/3%~~ of the total number of votes entitled to be cast at an election of such director; provided, however, that, whenever the holders of any class or series of Preferred Stock issued pursuant to ARTICLE FOURTH, Section 1 hereof, are entitled, by the terms of such class or series of Preferred Stock, voting separately by class or series to elect one or more directors, the provisions of the preceding clause of this sentence shall not apply with respect to such directors if the terms of such class or series of Preferred Stock expressly provide otherwise. ~~This paragraph of ARTICLE SEVENTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than 66 2/3% of the total number of votes entitled to be cast generally in the election of directors.~~

C-1

Appendix D

Executive Officers

        The following table sets forth the names of our executive officers, their current ages and their positions. "AIC" refers to Allstate Insurance Company.

Name and Age	Principal Positions and Offices Held
Edward M. Liddy (61)	Chairman of the Board of The Allstate Corporation. Mr. Liddy is also a director of The Allstate Corporation.
Thomas J. Wilson (49)	President and Chief Executive Officer of The Allstate Corporation. Chairman of the Board, President and Chief Executive Officer of AIC. Mr. Wilson is also a director of The Allstate Corporation.
Catherine S. Brune (53)	Senior Vice President and Chief Information Officer of AIC.
Frederick F. Cripe (49)	Senior Vice President of AIC (Product Operations).(1)
Joan M. Crockett (56)	Senior Vice President of AIC (Human Resources).
Danny L. Hale (62)	Vice President and Chief Financial Officer of The Allstate Corporation and Senior Vice President and Chief Financial Officer of AIC.
James E. Hohmann (51)	President and Chief Executive Officer of Allstate Financial — Senior Vice President of AIC.(2)
Michael J. McCabe (61)	Vice President and General Counsel of The Allstate Corporation and Senior Vice President, General Counsel and Assistant Secretary of AIC (Chief Legal Officer).
Ronald D. McNeil (54)	Senior Vice President of AIC (Allstate Protection Product Distribution).
Samuel H. Pilch (60)	Controller of The Allstate Corporation and Group Vice President and Controller of AIC.
Michael J. Roche (55)	Senior Vice President of AIC (Claims).(3)
George E. Ruebenson (58)	President Allstate Protection — Senior Vice President of AIC.
Eric A. Simonson (61)	Senior Vice President and Chief Investment Officer of AIC (President, Allstate Investments, LLC).
Steven P. Sorenson (42)	Senior Vice President of AIC (Allstate Protection Product Distribution).(4)
Casey J. Sylla (63)	Senior Vice President of AIC (Chairman of the Board and President of Allstate Life Insurance Company).
Joseph V. Tripodi (51)	Senior Vice President and Chief Marketing Officer of AIC.
Joan H. Walker (59)	Senior Vice President of AIC (Corporate Relations).

(1)
As of January 1, 2007.

(2)
As of January 15, 2007.

(3)
As of January 1, 2007.

(4)
As of March 1, 2007.

D-1

ATTN: SHAREHOLDER SERVICES 3075 SANDERS ROAD, SUITE G2H NORTHBROOK, IL 60062-0158	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2007.* Have your Proxy Card/Voting Instruction Form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2007. * Have your Proxy Card/Voting Instruction Form in hand when you call and then follow the instructions.

 VOTE BY MAIL
Mark, sign and date your Proxy Card/Voting Instruction Form and return it in the postage-paid envelope we have provided or return it to The Allstate Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717, for receipt by May 14, 2007. *

 * The Savings and Profit Sharing Fund of Allstate Employees—
With respect to any shares represented by this Proxy Card/Voting Instruction Form held in The Savings and Profit Sharing Fund of Allstate Employees, your voting instructions must be received no later than 11:59 P.M. Eastern Time on May 7, 2007. We cannot give assurance that voting instructions received later than 11:59 p.m., Eastern Time on May 7, 2007 will be honored.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ ALSTA1        KEEP THIS PORTION FOR YOUR RECORDS

        DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD/VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE ALLSTATE CORPORATION

The Board Recommends a vote "FOR" all Nominees for Director.

1.	Election of Directors	For	Withhold	Abstain
Nominees
	(1a) F. Duane Ackerman	☐	☐	☐
	(1b) James G. Andress	☐	☐	☐
	(1c) Robert D. Beyer	☐	☐	☐
	(1d) W. James Farrell	☐	☐	☐
	(1e) Jack M. Greenberg	☐	☐	☐
	(1f) Ronald T. LeMay	☐	☐	☐
	(1g) Edward M. Liddy	☐	☐	☐
	(1h) J. Christopher Reyes	☐	☐	☐

MATERIALS ELECTION
As of July 1, 2007, SEC rules permit companies to send you a notice that proxy materials are available on a publicly accessible website instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail.		☐

Signature [PLEASE SIGN WITHIN BOX]		Date
		For	Withhold	Abstain
	(1i) H. John Riley, Jr.	☐	☐	☐
	(1j) Joshua I. Smith	☐	☐	☐
	(1k) Judith A. Sprieser	☐	☐	☐
	(1l) Mary Alice Taylor	☐	☐	☐
	(1m) Thomas J. Wilson	☐	☐	☐
The Board Recommends a vote "FOR" Items 2 and 3.
		For	Against	Abstain
2.	Appointment of Deloitte & Touche LLP as independent auditors for 2007.	☐	☐	☐
3.	Amendments to the Restated Certificate of Incorporation to eliminate the supermajority vote requirements.	☐	☐	☐

Please mark, sign and date this Proxy Card/Voting Instruction Form in accordance with the instructions herein, and return it to the tabulation agent in the enclosed envelope or submit your voting instructions via the telephone or the Internet.

Signature (Joint Owners)		Date

With respect to any shares represented by this Proxy Card/Voting Instruction Form which are votable and held in The Savings and Profit Sharing Fund of Allstate Employees (the "Plan"), you direct The Northern Trust Company as Trustee of the Plan to vote all such shares on the matters shown, and in the manner directed on the reverse hereof, unless to do so would be inconsistent with the Trustee's duties. If you wish to vote the Allstate shares allocated to the Plan account, you cannot do so in person. You must use this Proxy Card/Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card/Voting Instruction Form or provide telephonic or Internet voting instructions on a timely basis for the shares allocated to the Plan account, those shares will be considered "unvoted." If you return a signed Proxy Card/Voting Instruction Form but do not indicate how the shares should be voted on a matter, the shares represented by your signed Proxy Card/Voting Instruction Form will be voted by the Trustee as the Board of Directors recommends. The Trustee will vote all unvoted and all unallocated shares held by the Plan as follows: if the Trustee receives instructions on a timely basis for at least 50% of the votable allocated shares in the Plan, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the Trustee's duties. If the Trustee receives instructions for less than 50% of the votable shares, the Trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the Trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

The Allstate Corporation
Proxy Card/Voting Instruction Form Solicited on Behalf of the Board of Directors

Except as described in the above paragraph, you hereby authorize James G. Andress, W. James Farrell, J. Christopher Reyes, H. John Riley, Jr., Joshua I. Smith and Judith A. Sprieser to vote all shares of common stock of The Allstate Corporation that you would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 15, 2007 and at any adjournments thereof. The authority conferred by this Proxy Card/Voting Instruction Form shall be exercised by a majority of these persons present and acting at the meeting or, if only one of them is present, by that person. Each such person has the authority to designate a substitute to act for him. These persons are authorized to vote such shares on the matters shown, and in the manner directed, on the reverse hereof and in their discretion on any other matters that may properly come before the meeting. If you return a signed proxy but do not indicate how the shares should be voted on a matter, the shares represented by your signed proxy will be voted as the Board of Directors recommends.

You acknowledge receipt of The Allstate Corporation's Notice of 2007 Annual Meeting and Proxy Statement, dated April 2, 2007, and its 2006 Annual Report. You hereby revoke any instructions previously given to vote the shares represented by this Proxy Card/ Voting Instruction Form.

Allstate and the Trustee have instructed the tabulation agent to keep your voting instructions strictly confidential.